SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                       McNEIL PACIFIC INVESTORS FUND 1972
                (Name of Registrant as Specified in Its Charter)


                       McNEIL PACIFIC INVESTORS FUND 1972
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:
          Units of Limited Partnership Interest
          ----------------------------------------------------------------------

      2)  Aggregate number of securities to which transaction applies:
          13,752.5
          ----------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
          1/50 of 1% of $6,750,000 (aggregate value to be received by Registrant) = $1,350
          ----------------------------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:
          $6,750,000
          ----------------------------------------------------------------------

      5)  Total Fee Paid:
          $1,350
          ----------------------------------------------------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[X]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)       Amount Previously Paid:__________________________________________
      2)       Form Schedule or Registration Statement No.:_____________________
      3)       Filing Party:____________________________________________________
      4)       Date Filed:______________________________________________________

                       McNeil Pacific Investors Fund 1972
                                 13760 Noel Road
                                 Suite 600, LB70
                               Dallas, Texas 75240

                           To the Limited Partners of
                       McNeil Pacific Investors Fund 1972
                               (the "Partnership")

                                                                  July 14, 1997

Dear Limited Partner:

         Enclosed is information concerning the Meeting of Limited Partners which will be held on August 12, 1997. Details of the time and place of the meeting are set forth in the accompanying Notice of Meeting.

         McNeil Partners, L.P., the general partner of the Partnership (the "General Partner"), has approved the proposals described below and recommends that the Limited Partners vote in favor of such proposals because they are believed to be in the best interests of the Limited Partners. Enclosed is a Proxy Statement for your approval of a proposal (i) to amend the Restated Certificate and Agreement of Limited Partnership, as amended, of the Partnership to authorize the General Partner of the Partnership to sell the Palm Bay Apartments located in Orlando, Florida (the "Property"), which Property constitutes substantially all of the assets of the Partnership, to Ceebraid-Signal Acquisition Corporation, a Florida corporation ("Purchaser"); and (ii) if the sale is consummated, to approve the dissolution and termination of the Partnership and to authorize the General Partner to liquidate the Partnership. The purchase agreement for the sale of the Property provides that the gross value of the consideration for the Property will be approximately $6,750,000, and based upon current estimates, (i) the net amount retained by the Partnership from the sale will be approximately $4,540,024, after approximately $1,924,929 of indebtedness secured by the Property and certain other debts and obligations are repaid, and (ii) the amount available for distribution to the Limited Partners will be approximately $4,360,825, or $317.09 per Unit. The General Partner currently anticipates that the proposed sale by the Partnership will be consummated as soon as practicable after the approval thereof by the Limited Partners. However, the General Partner has not determined the precise timing and amount of distributions to the Limited Partners that would occur after the proposed sale and in connection with the liquidation of the Partnership due to certain ongoing litigation. As described more fully in the attached Proxy Statement, the General Partner will receive certain fees in connection with the liquidation of the Partnership.

         The General Partner urges you to read the enclosed documents carefully and to return your signed proxy as quickly as possible. For your convenience a self-addressed postage-paid return envelope has been included.

         If you have any questions about the enclosed material, please call McNeil Real Estate Management, Inc., Investor Operations at (800) 658-2007.

                                             Very truly yours,

                                             McNEIL PARTNERS, L.P.

                                             By:  McNeil Investors, Inc., a
                                                  Delaware corporation
                                                  and its General Partner

                                             By:  /s/ Ron K. Taylor
                                                 -------------------------------
                                                  Ron K. Taylor, President

                       McNeil Pacific Investors Fund 1972

                      NOTICE OF MEETING OF LIMITED PARTNERS
                          TO BE HELD ON AUGUST 12, 1997

         Notice is hereby given that a Meeting (the "Meeting") of the Limited Partners (the "Limited Partners") of McNeil Pacific Investors Fund 1972 (the "Partnership") will be held at the Quartz Room at the Dallas Parkway Hilton, 4801 LBJ Freeway, Dallas, Texas 75244 on August 12, 1997 at 1:00 p.m., Central Time, for the following purposes:

         (i) To approve an amendment to the Restated Certificate and Agreement of Limited Partnership, as amended, of the Partnership to authorize McNeil Partners, L.P. (the "General Partner") to sell the Palm Bay Apartments located in Orlando, Florida (the "Property"), which Property constitutes substantially all of the assets of the Partnership, to Ceebraid-Signal Acquisition Corporation, a Florida corporation, on the terms set forth herein;

         (ii) If the sale of the  Property   is  consummated, to   approve   the
         dissolution and termination of the Partnership andv to authorize the General Partner to liquidate the Partnership; and

         (iii) To consider and act upon such other matters, if any, as may properly come before the Meeting.

         Matters incidental to the conduct of the Meeting which are properly brought before the Meeting, including consideration of any adjournment or postponement thereof, may also be voted upon at the Meeting. The General Partner has fixed the close of business on July 14, 1997 as the record date for determination of the Limited Partners entitled to notice of and to vote at the Meeting.

         The effectiveness of each of proposal (i) and proposal (ii) is contingent on the approval of both proposal (i) and proposal (ii). Unless proposal (i) and proposal (ii) are approved by the Limited Partners at the meeting, neither proposal will be effected by the General Partner. The approval of the proposals requires the affirmative vote of the Limited Partners who are the holders of a majority of the Units and who are entitled to vote on the proposals. Therefore, the failure to vote is the equivalent of a vote against approval.

         The General Partner recommends that the Limited Partners vote in favor of the proposals because they are believed to be in the best interests of the Limited Partners.

         In order to assure that your interest will be represented, whether or not you plan to attend the Meeting in person, please complete, date and sign the enclosed proxy and return it promptly in the enclosed return envelope.


                                             BY ORDER OF THE GENERAL PARTNER
                                             McNEIL PARTNERS, L.P.

                                             By: McNeil   Investors,    Inc.,  a
                                                 Delaware  corporation  and  its
                                                 General Partner


                                             By: /s/ Ron K. Taylor
                                                --------------------------------
                                                 Ron K. Taylor, President
Dallas, Texas
July 14, 1997

                                TABLE OF CONTENTS

                                                               Page

INTRODUCTION                                                     1
Matters to be Considered at Meeting                              1
Summary                                                          2

PROPOSAL NO. 1                                                   3
Amendment to Partnership Agreement                               3
The Purchase Agreement                                           3
     General                                                     3
     Purchase Price                                              4
     Inspection                                                  4
     Representations and Warranties                              4
     Partnership Representations and Warranties                  4
     Purchaser Representations and Warranties                    4
     Conditions                                                  4
     Closing and Closing Expenses                                4
Existing Debt                                                    5
Background and Reasons for the Proposed Sale                     5
     General                                                     5
     Icahn Tender Offers                                         5
     Marketing of the Property; Agreement with Purchaser         6
     Summary                                                     8
Description of Real Estate                                       8
Interest of Certain Persons in Matters To Be Acted Upon          9
Recommendation of General Partner                               10

PROPOSAL NO. 2                                                  11
Introduction                                                    11
Liquidation under the Partnership Agreement                     11
Sources and Uses of Proceeds from the Proposed Sale and
   Liquidation                                                  12
Estimated Distributions to Limited Partners                     13
Recommendation of the General Partner                           14
Legal Proceedings                                               16

FINANCIAL STATEMENTS                                            17

SELECTED FINANCIAL DATA                                         17

MANAGEMENT'S DISCUSSION AND ANALYSISOF FINANCIAL CONDITION AND
    RESULTS OF OPERATIONS                                       18
Financial Condition                                             19
Results of Operations                                           19
    Three Month Period ended March 31, 1997 compared to
    Three Month Period Ended March 31, 1996                     19
     1996 compared to 1995                                      20
     1995 compared to 1994                                      21
Liquidity and Capital Resources                                 22

MARKET FOR THE UNITS OF THE PARTNERSHIPAND RELATED
   SECURITY HOLDER MATTERS                                      23

FEDERAL INCOME TAX CONSEQUENCES                                 23
Introduction                                                    23
Income from Partnership Operations                              24
Receipt of Liquidating Distributions                            24
Taxation of Gains and Losses                                    24
Passive Activity Loss Provisions                                24
Estimate of Tax Impact                                          25

OTHER MATTERS                                                   25
Voting Rights and Vote Required                                 25
Effect of Negative Vote                                         25
Principal Holders of Units                                      26
Revocability                                                    26
Proxy Solicitation                                              26
No Appraisal Rights                                             27
Effectuation of Proposals                                       27

     APPENDIX A   LEGAL OPINION                                A-1

     APPENDIX B   FINANCIAL STATEMENTS                         F-1

                       McNeil Pacific Investors Fund 1972
                                 13760 Noel Road
                                 Suite 600, LB70
                               Dallas, Texas 75240
                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------

                                   MEETING OF
                                LIMITED PARTNERS
                           TO BE HELD AUGUST 12, 1997
                         ------------------------------


                                  INTRODUCTION


         This Proxy Statement is being furnished to Limited Partners of McNeil Pacific Investors Fund 1972, a California limited partnership (the "Partnership"), in connection with the solicitation of proxies by McNeil Partners, L.P., a Delaware limited partnership (the "General Partner"), to be voted at the Meeting of Limited Partners to be held on August 12, 1997, at 1:00 p.m., Central Time, at the Quartz Room at the Dallas Parkway Hilton, 4801 LBJ Freeway, Dallas, Texas 75244, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed form of proxy are first being mailed to Limited Partners on or about July 14, 1997. The principal executive offices of the Partnership are located at 13760 Noel Road, Suite 600, LB70, Dallas, Texas 75240, and the telephone number at that location is (972) 448-5800.

         Initially capitalized terms used in this Proxy Statement which are not otherwise defined herein shall have the meanings ascribed to them in the Restated Certificate and Agreement of Limited Partnership of the Partnership dated as of March 8, 1972, as amended by the Amendment to Restated Certificate and Agreement of Limited Partnership dated as of March 30, 1992 (the "Partnership Agreement").

Matters to be Considered at Meeting

         At the Meeting, Limited Partners will be asked to vote on two proposals (the "Proposals") which will involve the following, as more fully described in this Proxy Statement: (i) to approve an amendment to the Partnership Agreement to authorize the General Partner to sell (the "Proposed Sale") the Palm Bay Apartments located in Orlando, Florida (the "Property"), which Property constitutes substantially all of the assets of the Partnership, to Ceebraid-Signal Acquisition Corporation, a Florida corporation ("Purchaser"), on the terms set forth herein; and (ii) if the Proposed Sale of the Property is consummated, to approve the dissolution and termination of the Partnership and to authorize the General Partner to liquidate the Partnership.

         The effectiveness of each of proposal (i) and proposal (ii) is contingent on the approval of both proposal (i) and proposal (ii). Unless proposal (i) and proposal (ii) are approved by the Limited Partners at the meeting, neither proposal will be effected by the General Partner. The approval of the Proposals requires the affirmative vote of the Limited Partners who are the holders of a majority of the Units and who are entitled to vote on the Proposals. Therefore, the failure to vote is the equivalent of a vote against approval.

         Representatives of the Partnership's principal accountants Arthur Andersen LLP are expected to be present at the Meeting and are expected to be available to respond to appropriate questions of the Limited Partners.

         Matters incidental to the conduct of the Meeting which are properly brought before the Meeting, including consideration of any adjournment or postponement thereof, may also be voted upon at the Meeting.

         The General Partner does not intend to bring any matters before the Meeting other than those set forth in the Notice of Meeting and does not know of any matters to be brought before the Meeting by others. If any matter should come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the units of limited partnership interest ("Units") represented by the proxy in accordance with the judgment of the General Partner.

         THE TRANSFER OF THE PARTNERSHIP'S PROPERTY MAY HAVE POTENTIALLY SUBSTANTIAL TAX CONSEQUENCES TO THE LIMITED PARTNERS. SEE "FEDERAL INCOME TAX CONSEQUENCES." LIMITED PARTNERS ARE STRONGLY URGED TO OBTAIN INDEPENDENT TAX ADVICE IN CONNECTION WITH THEIR DECISION ON HOW TO VOTE AND TO READ THE "FEDERAL INCOME TAX CONSEQUENCES" SECTION OF THIS PROXY STATEMENT CLOSELY.

Summary

         The General Partner recommends that the Limited Partners vote in favor of the Proposals because they are in the best interests of the Limited Partners. The General Partner believes that the Proposed Sale and the subsequent dissolution, liquidation and termination of the Partnership are in the best interests of the Limited Partners. The Property is the only remaining property of the Partnership. In October 1996, the General Partner determined to commence marketing the sale of the Property, which resulted in the negotiation and execution of a purchase agreement relating thereto. Pursuant to this agreement, as amended, the Partnership agreed to sell the Property to Purchaser for $6,750,000 cash if certain conditions are met, including obtaining the requisite approval of the Limited Partners. The General Partner believes that at this time the $6,750,000 purchase price fairly reflects the value of the Property, as more particularly described below. See "Proposal No. 1 -- Background and Reasons for the Proposed Sale."

         The Proposed Sale, if consummated, will result in the disposition of substantially all of the assets of the Partnership. After the distribution of sales proceeds and the final accounting and administration, the General Partner will liquidate and terminate the Partnership. The General Partner estimates that following the consummation of the Proposed Sale and the payment of the debts and liabilities of the Partnership, including the payment of an aggregate of approximately $592,766 in fees and distributions to the General Partner, the Partnership estimates that it will have approximately $4,360,825, or $317.09 per Unit, available for distribution to the Limited Partners. However, due to ongoing litigation, the precise timing and amount of distributions to the Limited Partners has not yet been determined. See "Proposal No. 2 -- Estimated Distributions to Limited Partners."

                                 PROPOSAL NO. 1

Amendment to Partnership Agreement

         The Partnership Agreement must be amended to authorize the Proposed Sale of the Property, which constitutes substantially all of the assets of the Partnership. If the Proposals are approved, Paragraph 6.1(e) of the Partnership Agreement will be amended to read in its entirety as follows:

         "6.1 Powers and Rights. The General Partners shall have full, exclusive and complete authority and discretion in the management and control of the business of the Partnership for the purposes herein stated and shall make all decisions affecting the business of the Partnership. The General Partners shall manage and control the affairs of the Partnership to the best of their ability and shall use their best efforts to carry out the business of the Partnership set forth in Section 4, and in connection therewith the powers and rights of the General Partners include, but are not limited to, the power and right to: . . .

         (e) Sell, lease, trade, exchange or otherwise dispose of all or any portion of Partnership property upon such terms and conditions and for such consideration as the General Partners deem appropriate through Agents paid on the terms set forth in Section 11.1; provided, that the General Partners shall not sell or pledge substantially all of the assets of the Partnership other than the pledge of assets upon and in connection with the acquisition of such assets or the pledge of assets in connection with the refinancing of substantially all of the assets to obtain more favorable terms on obligations secured by the assets and other than as provided for in any amendment to this Agreement adopted in accordance with Section 12; provided that the General Partner is authorized to sell, or cause the sale of, the Palm Bay Apartments located in Orlando, Florida, which property constitutes substantially all of the assets of the Partnership, to Ceebraid-Signal Acquisition Corporation, or its assignee, pursuant to the terms and conditions in that certain Real Estate Sales Agreement dated effective as of April 15, 1997 among MR Partners, Inc., Ceebraid-Signal Acquisition Corporation and Pennsylvania Realty Group, Inc., as amended." (the italicized words reflect the amendment)

         In accordance with Paragraph 13.1 of the Partnership Agreement, attached as Appendix A to this Proxy Statement is a legal opinion of Crosby, Heafey, Roach & May as to the legality of the proposed amendment to the Partnership Agreement.

The Purchase Agreement

         General

         MR Partners, Inc., a Nevada corporation and a wholly-owned subsidiary of the Partnership (the "Subsidiary"), has entered into a Real Estate Sales Agreement, as amended, dated effective as of April 15, 1997 (the "Purchase Agreement") with Purchaser, which is unaffiliated with the Partnership or the General Partner. In June 1991, the Partnership commenced foreclosure proceedings pursuant to a mortgage on the Property, and in connection with such foreclosure proceedings, the Subsidiary acquired title to the Property. However, pursuant to the Nominee Agreement dated June 10, 1992 between the Partnership and the Subsidiary, the Partnership is the beneficial and equitable owner of the Property and the Subsidiary is merely the record owner of the Property.

Therefore, for purposes of this Proxy Statement, the Partnership is referred to as the owner of the Property. The Purchase Agreement was arrived at after extensive arms length negotiation. The address of the Purchaser is 250 South Australian Avenue, #1003, West Palm Beach, Florida 33401. Purchaser is a real estate company.

         The Purchase Agreement provides for the sale to Purchaser of all of the Partnership's right, title and interest in the Property, the buildings and improvements thereon, certain personal property, rental agreements and service agreements relating to the Property, and all marks, names and trade names used in connection with the Property. The Property comprises substantially all of the assets of the Partnership.

         Purchase Price

         Pursuant to the Purchase Agreement, the Partnership will sell the Property to Purchaser for $6,750,000. Purchaser has already paid $100,000 as earnest money, and the balance of the purchase price will be paid in cash at the Closing (defined below). The Purchase Agreement also provides that a brokerage commission of two percent of the purchase price ($135,000) will be payable by the Partnership to Smith Equities Corporation, a corporation that is not affiliated with the Partnership or the General Partner.

         Inspection

         Purchaser has completed an inspection of the Property and of certain documents and certain other materials provided by the Partnership.

         Representations and Warranties

         Partnership Representations and Warranties. Except to the extent expressly stated in the Purchase Agreement, the Partnership will sell the Property to Purchaser pursuant to the Purchase Agreement on an "AS IS, WHERE IS" basis, with all faults, and without warranty or representation, express or implied, as to merchantability or fitness for any particular use or purpose. In the Purchase Agreement, the Partnership made representations and warranties to Purchaser regarding the following environmental matters: except as disclosed in environmental reports provided to Purchaser (i) the Partnership has not received any written notices setting forth any violation of environmental laws; and (ii) the Partnership has no actual knowledge of the existence of any hazardous materials on the Property or the actual discharge, disbursal, release, storage, treatment, etc. of hazardous materials on the Property.

         Purchaser    Representations    and    Warranties.    Purchaser    made
representations and warranties to the Partnership as to its authority to purchase the Property and perform its obligations under the Purchase Agreement.

         Conditions

         The obligations of the parties to consummate the Proposed Sale are subject to the fulfillment of certain conditions on or before the date of Closing. The conditions to the Partnership's obligations to consummate the Proposed Sale include the affirmative vote, pursuant to this Proxy Statement, in favor of the Proposed Sale of the Limited Partners holding a majority of the Limited Partner interests.

         No approval of any federal or state regulatory agency is required in connection with the Proposed Sale.

         Closing and Closing Expenses

         If the Partnership satisfies or Purchaser waives the conditions in the Purchase Agreement, the consummation of the Proposed Sale (the "Closing") will take place pursuant to the Purchase Agreement on or before July 31, 1997, subject to the Partnership's written notice to Purchaser that the Limited Partners have approved the Proposed Sale and liquidation of the Partnership. The Partnership may extend the closing thirty days to complete this proxy solicitation. If the Limited Partners have not approved the Proposed Sale by the time periods stated herein, Purchaser may terminate the Purchase Agreement, require the Partnership to refund the earnest money deposit and require the Partnership to pay Purchaser one-half of its due diligence costs and legal fees, up to a maximum of $25,000.

         The Partnership will be responsible for the following Closing expenses: that portion of recordation fees, transfer taxes, escrow fees and closing costs customarily paid by the seller, title insurance premiums, legal fees of its counsel and pro rated ad valorem and personal property taxes. Purchaser will be responsible for the following Closing expenses: that portion of recordation fees, escrow fees and closing costs customarily paid by the purchaser, legal fees of its counsel and pro rated ad valorem and personal property taxes.

Existing Debt

         The Property is subject to a lien securing a loan payable to State Street Bank and Trust Company (the "Lender"), as Indenture Trustee under an Indenture dated as of December 18, 1995 between The Bank of New York, as Owner Trustee, and the Lender, which loan is serviced by John Hancock Mutual Life Insurance Company (the "Servicer"). The loan had a principal balance as of June 1, 1997 of approximately $1,950,131 (the "Existing Debt"). Although the loan matured on June 1, 1997, the Servicer and the Partnership entered into a forbearance letter dated May 16, 1997 pursuant to which the Servicer, on behalf of the Lender, agreed to defer commencement of formal legal proceedings to enforce the rights and remedies of the Lender under the loan documents until September 1, 1997 provided that the Partnership makes monthly debt service payments as in the past and provided that the balance is paid in full on or before September 1, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." At Closing, the Partnership will repay all sums due on Existing Debt and any accrued interest thereon, including a prepayment penalty of approximately $19,249. See "Proposal No. 2 -- Sources and Uses of Proceeds from Proposed Sale."

Background and Reasons for the Proposed Sale

         General

         The Partnership was formed in 1971 to engage in the business of owning, operating and managing residential real estate. The original principal objectives of the Partnership were to provide capital appreciation and tax-deferred income to its partners. The Partnership acquired the buildings and improvements on the Property on May 28, 1992 pursuant to foreclosure proceedings. However, for accounting purposes the Partnership recorded the mortgage note secured by the Property as an in-substance foreclosure on June 21, 1991. Since then, the Partnership has expended approximately $1,870,661 for capital improvements on the Property.

         Icahn Tender Offers

         In August 1995, High River Limited Partnership, a Delaware limited partnership controlled by Carl C. Icahn ("High River"), made an unsolicited tender offer (the "1995 Offer") to purchase from holders of Units up to approximately 45% of the outstanding Units of the Partnership for a purchase price of $110 per Unit. The Partnership recommended that the Limited Partners reject the 1995 Offer and not tender their Units pursuant to the 1995 Offer. The Partnership reached the conclusion to recommend rejection of the 1995 Offer after considering a variety of factors, including, but not limited to, the following: (i) the price per Unit offered by High River did not adequately reflect the value inherent in the Units; (ii) the General Partner was contemplating tender offers for the Units at a higher price than the offer made by High River; (iii) Mr. Icahn's intentions were to take control of the Partnership; and (iv) Mr. Icahn's suitability and intentions could not be fully evaluated by the General Partner. Although the General Partner contemplated making tender offers for the Units at a higher price than the High River offer, the General Partner has not made any tender offers for the Units and is not presently considering making a tender offer for the Units.

         In September  1996,  High River made another  unsolicited  tender offer
(the "1996 Offer") to purchase any and all of the outstanding Units of the Partnership for a purchase price of $224.50 per Unit. In addition, High River made unsolicited tender offers for certain other partnerships controlled by the General Partner. The Partnership made no recommendation to the Limited Partners concerning the tender offers made with respect to the Partnership. The General Partner believes that, as of May 31, 1997, High River has purchased approximately 11.68% of the outstanding Units. In addition, all litigation filed by High River, Mr. Icahn and his affiliates in connection with the tender offers has been dismissed without prejudice.

         Marketing of the Property; Agreement with Purchaser

         In October 1996, the General Partner determined to solicit offers for the sale of the Property from a select group of persons who had either bought properties from affiliates of the General Partner or had expressed an interest in purchasing properties similar to the Property. In connection with this solicitation, the General Partner prepared and sent written materials to a small group of potential purchasers. In response to the General Partner's solicitation, the General Partner received two offers to purchase the Property (one offer to purchase at $5,800,000 and the other offer at either $7,500,000 with seller-carry financing or $7,000,000 cash).

         As a result of the limited response to the Partner's initial solicitation, the General Partner determined to market the sale of the Property to a wider range of people to help realize the optimum market value of the Property. In connection with this marketing effort, the General Partner prepared a more detailed sales package and executive summaries announcing the sale of the Property. The General Partner distributed approximately 230 executive summaries and 59 sales packages in late December 1996 and early January 1997.

         In response to the second solicitation, the General Partner received an offer to purchase the Property for $7,200,000 cash. The parties soon executed a letter of intent and began drafting the definitive sale contract. However, during the contract negotiations, the prospective purchaser, after conducting inspections of the Property, stated that it was not willing to purchase the Property unless the price was lowered to cover the costs of deferred capital needs which the prospective purchaser estimated at $800,000. The General Partner rejected the price reduction and the transaction was canceled.

         While the proposed sale discussed above was pending, the General Partner received other offers for the Property. After the first proposed sale was canceled, the General Partner contacted the other offerors and made counteroffers to the offers. However, each of the General Partner's counteroffers was rejected.

         The General Partner then received three new offers to purchase the Property for prices ranging from $6,000,000 to $7,050,000. After reviewing these offers, the General Partner determined to accept the $7,050,000 offer from Pennsylvania Realty Group, Inc. ("PRG") subject to certain terms and conditions. A letter of intent was executed on March 13, 1997, and the Purchase Agreement was then negotiated and executed effective as of April 15, 1997.

         In May 1997, after completing an inspection of the Property that revealed the same deferred capital needs discovered by the previous prospective purchaser, PRG determined not to purchase the Property. Pursuant to a letter agreement dated May 14, 1997 among the Partnership, PRG and the Purchaser, PRG assigned its rights under the Purchase Agreement to the Purchaser. Purchaser replaced PRG's initial earnest money deposit of $50,000. The Partnership, PRG and the Purchaser then executed and delivered the First Amendment to Real Estate Sales Agreement dated as of May 22, 1997, which amendment reduced the purchase price of the Property from $7,050,000 to $6,750,000 as a result of certain deferred capital needs that had been identified as needed during an inspection of the Property.

         The General Partner believes that the $6,750,000 purchase price in the Purchase Agreement fairly reflects the value of the Property and that the Proposed Sale is in the best interest of the Limited Partners. In making this determination, the General Partner took into account the recent estimates of values of the Units by the General Partner in connection with the 1995 Offer and the Partnership's financial advisor following the commencement of the 1996 Offer as described below.

         In response to the commencement of the 1995 Offer, the General Partner prepared an estimate of the Partnership's net asset value per Unit for 1994 and set forth such information in Amendment No. 6 to Schedule 14D-9 dated September 29, 1995. The estimate did not purport to be an estimate of fair market value of the Units and did not purport to reflect the amounts the Limited Partners might actually receive upon a liquidation of the Partnership because they did not take into account transactional costs incurred on a sale of the Partnership's Property or costs associated with winding up the Partnership. The estimate was based on the General Partner's own estimates of the value of the Partnership's Property and not on the basis of third party appraisals. The General Partner derived its estimate of the value of the Partnership's Property from capitalizing the net operating income derived from the Partnership's Property. In estimating the aggregate value of the Partnership Property for 1994, the General Partner first calculated the net operating income for that year. The General Partner calculated the net operating income of $500,000 based on a stabilized occupancy level of 90% because the actual net operating income for 1994 of $295,863 was low due to low occupancy levels during a renovation of the Property and subsequent lease-up period. Then the General Partner capitalized the net operating income amount at a 10% rate, which the General Partner believed represents an appropriate capitalization rate for apartment properties. The value of the Property was not adjusted for any specific market conditions. The 1994 net asset value estimate per Unit of the Partnership determined as set forth above was $271.70. The 1994 aggregate value estimate for the Partnership's Property was $5,000,000.

         Further, in connection with the 1995 Offer, the General Partner made a pro forma calculation of the amount each Limited Partner might receive in a theoretical orderly liquidation based on the 1994 aggregate value estimate set forth above, other financial information available to the General Partner and certain other considerations. Based on the same method of estimating the aggregate value of the Partnership's Property as the General Partner used in calculating the 1994 aggregate value estimate, the General Partner estimated the 1995 aggregate value estimate of the Partnership's Property was $5,000,000. In estimating the 1995 aggregate value estimate of the Partnership's Property, the General Partner calculated the annualized net operating income of $500,000 based on a stabilized occupancy level of 90% because the actual 1995 annualized net operating income of $246,255 was low due to low occupancy levels during a renovation of the Property and subsequent lease-up period. Then, the General Partner made certain adjustments to complete its estimate of the amount of the theoretical liquidation proceeds that would be distributable per Unit. Specifically, the General Partner added the amounts of cash, escrows and other investments shown on the Partnership's unaudited balance sheet at June 30, 1995. The General Partner did not deduct any amounts in respect of the legal and other costs which the General Partner expects would be incurred in a liquidation, including costs of negotiating purchase and sale contracts, possibly conducting a consent solicitation in order to obtain the Limited Partners' approval for the sale, and winding up the Partnership because of the difficulty of estimating those amounts. The estimated pro forma liquidation value per Unit of the Partnership was $259.46.

         In response to the commencement of the 1996 Offer, Crosson Dannis, Inc., the Partnership's financial advisor ("Crosson Dannis"), prepared an estimate of the present estimated liquidation value per Unit (the "Present Estimated Liquidation Value") based on the assumptions that the Partnership commence a theoretical orderly liquidation in January 1997 and complete such liquidation by December 31, 1997 (the "Assumed Liquidation") and set forth such information in the Partnership's Schedule 14D-9 dated October 4, 1996. The Present Estimated Liquidation Value as of October 3, 1996 was between $233 and $236 per Unit. The Present Estimated Liquidation Value represented Crosson Dannis' estimate of the gross cash distributions that a Limited Partner would receive between January 1997 and the completion of the Assumed Liquidation, discounted to reflect the present value of such distributions. Crosson Dannis' estimate of gross cash distributions per Unit following the liquidation of the Partnership is $265.00. It should be noted that the Present Estimated
Liquidation Value did not represent an estimate by Crosson Dannis of the fair market value of a Unit.

         The Present Estimated Liquidation Value was based in part upon certain estimated cash receipts and disbursements of the Partnership through the Assumed Liquidation (the "Draft Projections"). The Draft Projections were reviewed by various operating personnel for, among other things, appropriateness of assumptions, timing of expected cash receipts and disbursements, cash reserves, timing of scheduled loan repayments, and levels of cash flow. The Draft Projections were considered by the management of the Partnership as the most current long-term business plan of the Partnership. The Draft Projections were prepared to estimate the level of cash flow each asset of the Partnership would produce and the related expenditures and timing of the expenditures to achieve the potential cash flow. The Draft Projections were based on the above and other assumptions and on other general factors relating to the Partnership's business or to more general economic conditions.

         The General Partner did not receive a fairness opinion regarding the consideration to be received in connection with the Proposed Sale. The General Partner did not believe that it was necessary to acquire a fairness opinion from a financial advisor in connection with the Proposed Sale because the General Partner is engaged in the business of buying, selling, and managing real estate, including apartment buildings. Due to the General Partner's experience in evaluating offers to purchase real estate, the General Partner did not believe that it was in the best interests of the Limited Partners to incur substantial fees for a fairness opinion.

         Summary

         As of the date of this Proxy Statement, since October 1996, the General Partner has solicited offers for the sale of the Property, and other than as set forth herein, the General Partner has not received an offer for the Property which the General Partner perceives is as favorable as that received from Purchaser. The purchase price to be paid by Purchaser exceeds the value of the Property as estimated by the General Partner as described above. If the Proposed Sale is not consummated, there can be no assurance that the Partnership will receive additional offers with terms similar to those in the Purchase Agreement.

Description of Real Estate

         The Property is an apartment community completed in 1974 which currently consists of 346 units. The site of approximately 17.31 acres is located in Orlando, Florida. The current mailing address of the Property is 2019 South Semoran Blvd., Orlando, Florida 32822. The Property consists of 33 buildings. Each unit contains a range with hood and fans, dishwasher, garbage disposal, blinds, and central heating and air conditioning. Electricity is paid directly by the tenants while the cost of water, gas, sewer and refuse removal are billed to the Partnership. Each unit has either a balcony or a patio.

         Set forth below is the Property's occupancy rate and approximate rent per square foot on an annualized basis for the last five years and for the three month period ended March 31, 1997.

                  As of March 31,         As of December 31,
                  ---------------    -------------------------------------------

                       1997          1996     1995     1994     1993     1992
Occupancy Rate
Rent Per Square Foot    97%           94%      86%      82%      77%      73%
                      $6.20*          $5.83    $4.77    $4.58    $4.15    $3.71

        *  On an annualized basis.

         Occupancy rate represents all units leased divided by the total number of units of the Property as of December 31, or March 31, of the given year. Rent per square foot represents all revenue, except interest, derived from the Property's operations divided by the leasable square footage of the Property.

         Set forth below is certain other data relating to the Property as of March 31, 1997.

                                        Net Basis                  1997         Date
Property             Description       of Property    Debt     Property Tax   Acquired
--------             -----------       -----------    ----     ------------   --------
Palm Bay Apartments
Orlando, Florida      346 Units      $6,312,061    $1,987,254     $119,048*     5/92**

   *  On an annualized basis.

   ** The Partnership acquired the buildings and improvements on the Property on May 28, 1992 pursuant to foreclosure proceedings. However, for accounting purposes the Partnership recorded the mortgage note secured by the Property as an in-substance foreclosure on June 21, 1991.

         For a discussion of the competitive conditions to which the Property may be subject, see "Business -- Current Operations -- Competitive Conditions."

Interest of Certain Persons in Matters To Be Acted Upon

         In connection with the consummation of the Proposed Sale and subsequent liquidation and termination of the Partnership, the General Partner estimates that it will receive (i) approximately $58,289 for the payment of the Partnership Management Fee (defined below), (ii) approximately $135,000 for the payment of the Agent Fee (defined below) and (iii) approximately $399,477 as the General Partner's share of the Distribution Proceeds (defined below). Certain statements in this "Interest of Certain Persons in Matters To Be Acted Upon," are forward-looking statements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         The partnership management fee (the "Partnership Management Fee") is payable to the General Partner pursuant to Paragraph 11.3 of the Partnership Agreement as compensation for its services rendered in evaluating and selecting the Property for the Partnership, making decisions as to the nature and terms of the acquisition and disposition of the Property, selecting, retaining and supervising consultants, contractors, architects, engineers, lenders, borrowers, agents and others, and otherwise generally managing the day-to-day operations of the Partnership. The Partnership Management Fee is an amount equal to 9.5% of the distributions from the Cash From Operations (as defined in the Partnership Agreement) and is payable only when distributions, including distributions other than those in connection with the Proposed Sale, are made to the Limited Partners. Based upon the information set forth below under "Proposal No. 2 -- Sources and Uses of Funds from the Proposed Sale and Liquidation" and "Proposal No. 2 -- Estimated Distributions to Limited Partners," the General Partner has estimated that the Partnership Management Fee will be approximately $58,289. No Partnership Management Fee was incurred by the Partnership during 1996, 1995 or 1994.

         The agent fee (the "Agent Fee") is payable to the General Partner pursuant to Paragraph 11.1 of the Partnership Agreement, for real estate brokerage services in connection with the disposition of the Property. The amount of the Agent Fee is the normal and competitive rate for similar services in the locality where the services are performed but as to affiliates of the General Partner is limited to 4%. The Agent Fee is payable upon the consummation of the Proposed Sale. The General Partner has determined that the Agent Fee will be approximately $135,000.

         The General Partner is entitled to receive 9.5% of the Disposition Proceeds (defined below) pursuant to Paragraph 11.3 of the Partnership Agreement. Pursuant to the Partnership Agreement, "Disposition Proceeds" means the net cash proceeds, which are not expended or held to defray charges and expenses and to provide reserves in the manner set forth in the Partnership Agreement and which are not reinvested, realized by the Partnership upon the sale, refinancing or other disposition of any particular Partnership property or investment (notes and other property other than cash received upon such sale, refinancing or disposition shall not be included as net cash proceeds until and to the extent actually paid, sold, refinanced or otherwise disposed of for cash), and shall be determined on a property-by-property or investment-by-investment basis. The General Partner has estimated that 9.5% of the Disposition Proceeds from the Proposed Sale would be approximately $399,477.

         The Partnership also currently pays property management fees equal to 6% of the gross rental receipts of the Property to an affiliate of the General Partner for providing property management and leasing services. The Partnership also reimburses affiliates of the General Partner for its costs, including overhead, of administering the Partnership's affairs. For the year ended December 31, 1996, the Partnership incurred $145,618 of property management fees and reimbursable administrative costs.

Recommendation of General Partner

         The General Partner recommends that the Limited Partners vote in favor of Proposal No. 1 because it is believed to be in the best interests of the Limited Partners. The General Partner has explored potential avenues to enhance the value of the Limited Partners' Units in the Partnership. In addition, the General Partner, in connection with the 1995 Offer, and the financial advisor of the Partnership, in connection with the 1996 Offer, have undertaken a detailed valuation of the Property held by the Partnership as well as the value of the Units themselves as described above. Based on the General Partner's valuations and efforts to enhance the value of the Partnership, the General Partner believes that it can fairly evaluate the Proposed Sale. The General Partner believes that the purchase price for the sale of the Property is an attractive price and the Proposed Sale at this price is in the best interests of the Limited Partners.


                                 PROPOSAL NO. 2


Introduction

         If the Proposals are approved and the Proposed Sale is consummated, the Partnership will be dissolved, and the General Partner intends to liquidate and terminate the affairs of the Partnership in accordance with the provisions of the Partnership Agreement and California law, which governs the Partnership.

Liquidation under the Partnership Agreement

         Pursuant to Paragraph 10.7 of the Partnership Agreement, in the event of dissolution, the General Partner shall wind up the affairs and sell or otherwise liquidate or dispose of or abandon all of the Partnership assets as promptly as is consistent with obtaining the fair value thereof and terminate the Partnership.

         Pursuant  to  Paragraph  10.7  of  the  Partnership   Agreement,   upon
liquidating the Partnership, the General Partner shall apply and distribute the proceeds of the Partnership in the following order:

         (i) all debts and liabilities of the Partnership, in the order as provided by law, except debts and liabilities described below;

         (ii)  deduction   of   any   reserves  that   the General Partner deems
         reasonably necessary for contingent or unforeseen liabilities of the Partnership (which reserves will be held in escrow);

         (iii) distributions to the Limited Partners   provided for in Paragraph
         11.3 of the Partnership Agreement that had been allocated prior to the date of dissolution but had not yet been paid;

         (iv)  the  repayment of  any loans  or  advances   made  by the General
         Partner to the Partnership;

         (v) payments and distributions to the General Partner provided for in Paragraph 11.3 of the Partnership Agreement that had been allocated prior to the date of dissolution but had not yet been paid; and

         (vi) 90.5% of the balance remaining, if any, to the Limited Partners and 9.5% of the balance remaining, if any, to the General Partner.

         If the Proposed Sale is consummated, the General Partner currently intends to commence liquidation of the Partnership. However, the General Partner has not yet determined the precise timing of distributions to the Limited Partners that would occur after the consummation of the Proposed Sale and in connection with the liquidation of the Partnership because the Partnership is involved in certain litigation described below under "Business -- Legal Proceedings." The Partnership believes that such litigation is without merit and intends to vigorously defend such litigation. The actual amount of such distributions will depend upon the Partnership's costs, expenses and potential losses in connection with such litigation. Accordingly, there can be no assurance as to the precise timing or amount of distributions to the Limited Partners.

Sources and Uses of Proceeds from the Proposed Sale and Liquidation

         If the Limited Partners approve the Proposed Sale, and if the Closing occurs based on a cash purchase price of $6,750,000, the General Partner estimates that the Partnership will apply the cash payment and its existing cash balances as follows:

Proposed Sale
                                                              Estimated Amounts
Sources of Funds in Connection with Proposed Sale:         as of August 31, 1997
                                                           ---------------------

Sale of Property                                                $   6,750,000
                                                                 ------------
Total                                                           $   6,750,000
                                                                 ============
Use of Funds in Connection with Proposed Sale:

     Transfer Tax                                               $     (47,250)
     Brokerage Commission                                            (135,000)
     Mortgage Loan
        Principal Balance                                          (1,924,929)
        Accrued Interest/Prepayment Penalty and Mortgage Escrow        76,357
     Property Taxes - 1997                                            (78,052)
     Title Charges                                                    (23,075)
     Legal Fees--Sale of Property                                     (10,000)
     Security Deposits                                                (54,279)
     Escrow Charges, Survey, Recording Fees                            (8,700)
     Prepaid Rents                                                     (5,048)
                                                                 ------------
       Total                                                    $  (2,209,976)
                                                                 ============
     Net Sales Proceeds                                         $   4,540,024
     ------------------                                          ============

Liquidation and Termination
---------------------------

Sources of Fund in Connection with Liquidation and Termination:
---------------------------------------------------------------

     Net Sales Proceeds                                        $    4,540,024
         Cash (Inclusive of current year operations)                  705,917
                                                                -------------
         Total                                                 $    5,245,941
                                                                =============

Use of Funds in Connection with Liquidation and Termination:
------------------------------------------------------------

     Legal Fees--Proxy Statement                               $      (30,000)
     Proxy Solicitation Costs, Including Copying and Mailing           (6,000)
     Securities and Exchange Commission Filing Fee                     (1,350)
     Final Accounts Payable                                           (35,000)
     1997 Audit and K-1's                                             (20,000)
                                                                -------------
     Total                                                     $      (92,350)
                                                                =============

Use of Funds in Connection with Debts and Obligations
Owing to General Partner:

     Partnership Management Fee Payable                        $      (58,289)
     Agent Fee*                                                      (135,000)
     General Partner Share of Disposition Proceeds                   (399,477)
                                                                -------------
     Total                                                     $     (592,766)
                                                                -------------
     Net Proceeds Available for Distribution to
     Limited Partners                                          $    4,560,825 **
                                                                =============

         *Although the Agent Fee is due in connection with the Closing of the Proposed Sale, the Agent Fee will not be paid to the General Partner until the liquidation and termination of the Partnership.

        **The General Partner intends to withhold approximately $200,000 to cover legal fees and potential costs, expenses and losses from ongoing litigation. There can be no assurance that funds withheld will be distributed to Limited Partners due to the uncertainties inherent in the actual amount which may be expended by the Partnership in connection with such litigation. If all or a portion of the $200,000 reserve is not needed to cover litigation costs, such amount will be distributed 90.5% to the Limited Partners and 9.5% to the General Partner in accordance with the Partnership Agreement.

        The   statements  made under  "Sources  and Uses  of  Proceeds  from the
Proposed Sale and Liquidation" are forward-looking statements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Estimated Distributions to Limited Partners

         Set forth below is a table showing the aggregate distributions to Limited Partners to date, and the estimated distributions to Limited Partners and the estimated cash benefit to Limited Partners if the Proposed Sale is consummated:

Distributions                            Total             Per Unit
-------------                       --------------       ------------
Total Distributions to Date         $   40,155,620       $   2,910.88

Distributions of Net
 Proceeds Available
 for Distribution after
 Proposed Sale (Estimated):
 To Limited Partners                $    4,360,825       $     317.09

Estimated Tax Gain after Proposed Sale:
---------------------------------------
 To Limited Partners                $    1,525,388       $     110.92

Estimated Cash
Impact to Limited Partners Per Unit
-----------------------------------

Tax Cost*                                       --       $     (31.06)
Cash Distributions                              --       $     317.09

Total Cash Benefit                              --       $     286.03

         *Based on an estimated tax gain per Unit of $110.92, and an assumed tax rate of 28%, the estimated tax cost to such Limited Partners per Unit will be $31.06. The actual tax cost to a Limited Partner, however, will depend upon the marginal tax rate of that Limited Partner and may be more than or less than this amount. The above estimates are based solely on current year operations and the tax gain to be recognized by the Partnership as a result of the Proposed Sale and do not consider the possibility that a Limited Partner may recognize a tax loss (or tax gain) on the liquidation of the Partnership. See "Federal Income Tax Consequences" for additional information on the federal income tax consequences of the Proposed Sale and distributions.

         The estimated distributions, tax gain and cash impact set forth above are based on the following assumptions: (i) the sources and uses of funds set forth above will accurately reflect the actual expenses in connection with the Proposed Sale and liquidation and (ii) $200,000 will be expended by the Partnership to cover legal fees, costs, expenses and losses in connection with the litigation described in "Business -- Legal Proceedings." See "Proposal No. 2 -- Sources and Uses of Funds from the Proposed Sale and Liquidation." If all or a portion of the $200,000 reserve is not needed to cover litigation costs, such amount will be distributed 90.5% to the Limited Partners and 9.5% to the General Partner in accordance with the Partnership Agreement.

         The General Partner will receive certain fees and distributions from the Partnership in connection with the Proposed Sale and the liquidation of the Partnership. See "Proposal No. 1 -- Interest of Certain Persons in Matters To Be Acted Upon."

         Although the General Partner currently anticipates making distributions to the Limited Partners set forth above if the Proposed Sale is consummated, the precise timing and actual amount of such distributions has not been determined and the amount of such distributions may be subject to change due to ongoing litigation. See "Proposal No. 2 -- Liquidation under the Partnership Agreement."

         The statements made under "Estimated Distributions to Limited Partners"
are  forward-looking  statements.   See "Management's Discussion and Analysis of
Financial Condition and Results of Operations."

Recommendation of the General Partner

         The General Partner recommends that the Limited Partners vote in favor of Proposal No. 2 because it is believed to be in the best interests of the Limited Partners. The Partnership was formed to acquire, operate and ultimately dispose of a portfolio of income-producing real properties. The Property is the only remaining property of the Partnership. Once the Property is sold, the Partnership will own no operating assets and it will no longer have a portfolio of real property. The General Partner has determined that because the purpose of the Partnership will have been fulfilled upon the consummation of the sale of the Property, it is in the best interests of the Limited Partners to liquidate any remaining assets and, at a future date determined appropriate by the General Partner, make final distributions to the Limited Partners.

                                    BUSINESS


Organization

         The Partnership was organized September 30, 1971 as a limited partnership under provisions of the California Uniform Limited Partnership Act. The General Partner is McNeil Partners, L.P., a Delaware limited partnership, an affiliate of Robert A. McNeil ("McNeil"). The General Partner was elected at a meeting of limited partners on March 30, 1992, at which time the Partnership
Agreement was amended. Prior to March 30, 1992, Pacific Investors Corporation (the "Corporate General Partner"), an affiliate of Southmark Corporation ("Southmark"), and McNeil were the general partners of the Partnership. The principal place of business for the Partnership and the General Partner is 13760 Noel Road, Suite 600, LB70, Dallas, Texas, 75240.

Current Operations

         General

         The Partnership is engaged in real estate activities, including the ownership, operation and management of residential rental real estate and other real estate related assets. The only income-producing property currently owned by the Partnership is the Property.

         The Partnership does not directly employ any personnel. The General Partner conducts the business of the Partnership directly and through its affiliates. The Partnership is managed by the General Partner. In accordance with the Partnership Agreement, the Partnership reimburses affiliates of the General Partner for certain expenses incurred by the affiliates in connection with the management of the Partnership. See "Proposal No. 1 -- Interest of Certain Persons in Matters to be Acted Upon."

         The business of the Partnership to date has involved only one industry segment. The Partnership has no foreign operations. The business of the Partnership is not seasonal.

         Business Plan

         The Partnership determined to evaluate market and other economic conditions to establish the optimum time to commence liquidation of the Partnership's asset. However, there can be no assurance as to the timing of the liquidation due to real estate market conditions, the general difficulty of disposing of real estate, and other general economic factors. In this regard, in October 1996 the Partnership placed the Property on the market for sale. See "Proposal No. 1 -- Background and Reasons for the Proposed Sale." Until such time as the Property is sold, the Partnership's plan of operations is to preserve or increase the net operating income of the Property whenever possible, while at the same time making whatever capital expenditures are reasonable under the circumstances in order to preserve and enhance the value of the Property. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Competitive Conditions

         Since the principal business of the Partnership is to own and operate real estate, the Partnership is subject to all of the risks incident to ownership of real estate and interests therein, many of which relate to the illiquidity of this type of investment. These risks include changes in general or local economic conditions, changes in supply or demand for competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale or refinancing of a property difficult or unattractive, changes in real estate and zoning laws, increases in real property tax rates and Federal or local economic or rent controls. The illiquidity of real estate investments generally impairs the ability of the Partnership to respond promptly to changed circumstances. The Partnership competes with numerous established companies, private investors (including foreign investors), real estate investment trusts, limited partnerships and other entities (many of which have greater resources than the Partnership) in connection with the sale, financing and leasing of properties. The impact of these risks on the Partnership, including losses from operations and foreclosures of the Partnership's properties, are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         The financial performance of the Property has improved as a result of the capital renovation program. Occupancy rates have risen from 63% at the date the Partnership repossessed the Property in 1992 to 94% at the end of 1996. Occupancy rates in the submarket average 90%. Rental rates have also improved due to the renovation program. The renovation program has made the property much more competitive in its market. The local area offers diverse competition from high quality property to low quality subsidized housing. The property's location and townhouse units give it a competitive edge in the market. Conversely, several of the property's competitors offer tax-subsidized rental rates. An interior upgrade program is addressing the dated appearance of the units' interiors so that the property can compete effectively with the newer properties in the area.

Other Information

         The environmental laws of the Federal government and of certain state and local governments impose liability on current property owners for the clean-up of hazardous and toxic substances discharged on the property. This liability may be imposed without regard to the timing, cause or person responsible for the release of such substances onto the property. The Partnership could be subject to such liability in the event that the property has such environmental problems. The Partnership has no knowledge of any pending claims or proceedings regarding such environmental problems.

Legal Proceedings

         1. James F. Schofield, Gerald C. Gillett and Donna S. Gillett vs. McNeil Partners, L.P., McNeil Investors, Inc., McNeil Real Estate Management, Inc., Robert A. McNeil, Carole J. McNeil, McNeil Pacific Investors Fund 1972, McNeil Real Estate Fund IX, Ltd., McNeil Real
         Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P., et al. - Superior Court of the State of California for the County of Los Angeles, Case No. BC13799 (Class and Derivative Action Complaint)

         This is a corporate/securities class and derivative action brought in state court by limited partners of each of the fourteen (14) limited partnerships that are named as nominal defendants as listed above (as defined in this Section 1, "Partnerships"). Plaintiffs allege that McNeil Investors, Inc., its affiliate McNeil Estate Management, Inc., three (3) of their senior officers and/or directors and McNeil Partners, L.P. (as defined in this Section 1, the "Defendants") have breached their fiduciary duties and the Partnership Agreement. Among other things, Plaintiffs allege that the management fees paid to the McNeil affiliates over the last six years are excessive, that these fees should be reduced retroactively and that the respective Amended Partnership Agreements governing the Partnerships are in whole or in part invalid. Plaintiffs also allege that Defendants have caused the Partnerships to enter into several wasteful transactions that have no business purposes or benefit to the Partnerships and which have rendered such units highly illiquid and artificially depressed the prices that are available for units on the limited resale market. Plaintiffs also allege that Defendants have engaged in a course of conduct to prevent the acquisition of units by Carl Icahn by disseminating false, misleading and inadequate information. Plaintiffs further allege that Defendants have acted to advance their own personal interests at the expense of the Partnerships' public unit holders by failing to sell Partnership properties and failing to make distributions to unitholders and, thereby, have breached the Partnership Agreements.

         On December 16, 1996, the Plaintiffs filed a consolidated and amended complaint. Plaintiffs are suing for breach of fiduciary duty, breach of contract and an accounting. On January 7, 1997, the Court ordered consolidation with three other similar actions listed below.

         Defendants filed a demurrer to the consolidated and amended complaint and a motion to strike on February 14, 1997, seeking to dismiss the consolidated and amended complaint in all respects. A hearing on Defendant's demurrer and motion to strike was held on May 5, 1997. The Court granted Defendants' demurrer, dismissing the consolidated and amended complaint with leave to amend.

         The Defendants deny that there is any merit to Plaintiff's allegations and intend to vigorously defend these actions.

         2. Alfred Napoletano vs. McNeil Partners, L.P., McNeil Investors, Inc., Robert A. McNeil, Carole J. McNeil, McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX,
         Ltd.,  McNeil  Real  Estate  Fund X, Ltd.,  McNeil Real Estate Fund XI,
         Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P. - Superior Court of the State of California, County of Los Angeles, Case No. BC133849 (class action complaint).

         On January 7, 1997, this action was consolidated by court order with Schofield, et al., referenced above.

         3. Warren Heller vs. McNeil Partners, L.P., McNeil Investors, Inc., Robert A. McNeil, Carole J. McNeil, McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX,
         Ltd.,  McNeil  Real  Estate  Fund X, Ltd.,  McNeil Real Estate Fund XI,
         Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P. - Superior Court of the State of California, County of Los Angeles, Case No. BC133957 (class action complaint).

         On January 7, 1997, this action was consolidated by court order with Schofield, et al., referenced above.

         4. Robert Lewis v. McNeil Partners,   L.P., McNeil   Investors,   Inc.,
         Robert A. McNeil et al. - District Court of Dallas County, Texas, A-14th Judicial District, Cause No. 95-08535 (Class Action).

         Plaintiff, Robert Lewis, is a limited  partner with   the  Partnership,
         McNeil Real Estate Fund X, Ltd. and McNeil Real Estate    Fund XV, Ltd.

         On April 11, 1996, the action was dismissed without prejudice in anticipation of consolidation with other class action complaints. On January 7, 1997, this action was consolidated by court order with Schofield, et al., referenced above.


                              FINANCIAL STATEMENTS


         The audited Balance Sheets of the Partnership as of December 31, 1996 and 1995 and the audited Statements of Operations, Statements of Partners' Equity and Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994 are included in the Appendix B hereto. In addition, the financial statements of the Partnership for the three months ended March 31, 1997 are unaudited, but in the opinion of the General Partner include all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the unaudited interim period data. The results of operations of the interim periods are not necessarily indicative of the results to be expected for an entire year.

         Pro forma financial statements illustrating the approximate financial consequence to the Partnership of the Proposed Sale are not presented because the financial consequence to the Partnership is shown above in "Proposal No. 2" and because the Partnership will have no operations after the sale of the Property.

                             SELECTED FINANCIAL DATA


         The following table sets forth a summary of certain financial data for the Partnership. This summary should be read in conjunction with the Partnership's financial statements and notes relating thereto appearing elsewhere in this Proxy Statement.


Statements of                                                Years Ended December 31,
Operations                              1996           1995            1994           1993           1992
------------------                  ------------    -----------    -----------     -----------    -----------
Rental revenue                      $  1,688,524    $ 1,376,148    $ 1,475,264     $ 1,894,385    $ 1,815,723
Gain on sale of
 real estate                                   -              -        574,701               -               -
Total revenue                          1,715,535      1,439,428      2,095,660       1,908,162       1,870,452
Write-down for
 impairment
 of real estate                                -              -              -       2,700,000               -
Net income (loss)                        104,539       (285,886)       433,544      (3,102,551)       (816,851)

Net income (loss) per
 limited partnership unit           $       7.60    $    (20.79)   $     48.52     $    (224.90)   $    (59.21)
                                     ===========     ==========     ==========      ===========     ===========

                                                              As of December 31,
Balance Sheets                          1996            1995           1994             1993           1992
--------------------                -------------   ------------   -----------     -------------   ------------
Real estate
 investments, net                   $           -   $ 6,335,493    $ 6,239,081     $  5,814,474    $11,528,672
Assets held for sale                    6,253,753             -              -        3,209,269              -
Total assets                            6,957,388     6,993,903      7,516,368        9,405,117     12,665,342
Mortgage notes payable                  2,023,577     2,161,204      2,287,341        4,523,714      4,738,775
Partners' equity                        4,819,521     4,714,982      5,000,868        4,567,324      7,669,875

See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Partnership sold the Pacesetter Apartments on March 17, 1994.

                                                Three Months Ended
                                                     March 31,
                                        ----------------------------------------
Statement of Operations                       1997                 1996
-----------------------                 --------------      --------------------

Rental revenue                          $      446,579      $      390,949
Net income (loss)                       $       89,244      $      (40,478)
Net income (loss) per limited
 partnership unit                       $         6.49      $        (2.94)

                                          As of March 31,     As of December 31,
Balance Sheets                                1997                   1996
--------------                          -----------------   --------------------

Total assets                            $    7,030,619      $    6,957,388
Mortgage note payable                   $    1,987,254      $    2,023,577
Partners' equity                        $    4,908,765      $    4,819,521

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Forward-Looking Information

         Certain statements are made herein as to the expected occupancy trends, financial condition, results of operations, and cash flows of the Partnership for periods after March 31, 1997. All of these statements are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical and involve risks and uncertainties. The Partnership's actual occupancy trends, financial condition, results of operations, and cash flows for future periods may differ materially due to several factors. These factors include, but are not limited to, the Partnership's ability to control costs, make necessary capital improvements, negotiate the sale or refinancing of its property and respond to changing economic and competitive factors, and the effect of severe weather or natural disasters.

Financial Condition

         Net income of the Partnership has increased in recent periods. For the year ended December 31, 1996, net income increased $390,425 to $104,539 as compared to a $285,886 net loss reported for the year ended December 31, 1995. For the most recent quarter, net income increased $129,722 to $89,244 as compared to a $40,478 net loss reported for the first quarter of 1995. The capital improvement program begun shortly after the Partnership repossessed the Property has allowed the Partnership (i) to improve the physical condition of the Property, (ii) to improve the tenant profile of the Property and (iii) to improve the occupancy rate at the Property. Accomplishment of these three steps has allowed the Partnership to begin implementing selected rental rate increases at the Property. In May 1997, the Partnership increased base rental rates at the Property by an average of 4%.

         Since the sale of Pacesetter Apartments on March 17, 1994, the focus of the Partnership's efforts has been directed to the renovation program at the Property. Since repossessing the Property, the Partnership has completed capital renovation projects totalling $1,870,661. Occupancy rates have improved from 63% shortly after the Partnership repossessed the Property, to 97% at March 31, 1997. In October 1996, the General Partner decided to begin marketing the Property for sale. This decision was based on favorable market conditions, the improved performance of the Property, and the June 1, 1997 maturity of the Property's mortgage note.

         As the Partnership's last real estate asset, a sale of the Property would also begin the process of dissolving the Partnership and, after establishing reserves for contingencies and winding up expenses, distributing all remaining Partnership funds to the partners.

Results of Operations

         Three Month Period ended March 31, 1997 compared to Three Month
           Period Ended March 31, 1996

                  Revenues

                  Rental revenues at the Property increased $55,630 or 14.2% for the first quarter of 1997 as compared to the first quarter of 1996. Most of the increase in rental revenue was obtained by improving the occupancy rate of the Property. Vacancy losses decreased 52%, and other rental discounts and concessions decreased 77%. The occupancy rate at March 31 improved to 97.1% from 94.2% at December 31, 1996 and 93.4% at March 31, 1996. The Partnership also increased base rental rates an average of 2% for the Property's units. Although small rental rate increases have been implemented, most of the increase in rental revenues is from improved occupancy rates at the Property.

                  Expenses

                  Partnership expenses decreased $73,125 or 16.7% in the first quarter of 1997 as compared to the first quarter of 1996. In accordance with accounting standards, the Partnership ceased depreciating the Property after deciding to sell the Property in October 1996. Thus, no depreciation is recorded for the first quarter of 1997 as opposed to $95,676 of depreciation during the first quarter of 1996.

                  Excluding depreciation, expenses increased $22,551 or 6.6% in the first quarter of 1997. Increases in personnel expenses and other property operating expenses were partially offset by decreased interest expense.

                  Personnel expenses increased $14,997 or 21% for the first quarter of 1997 as compared to 1996. Incentive based compensation increased during the first quarter reflecting improved operating results over the past year. Also, expenses for contract and temporary workers increased during the first quarter due to staff turnover.

                  Other property operating expenses increased $10,444 or 35% for the first quarter of 1997 as compared to 1996. The Property recorded increased costs related to advertising and other marketing expenses as well as increased expenses related to tenant retention, credit and collection expenses.

                  Interest expense decreased $8,737 or 15.9% in the first quarter of 1997 as compared to the first quarter of 1996. Interest expense on the Property mortgage note continues to decrease as the balance of the note is paid down through monthly debt service payments. Approximately half of the decrease is attributable to a one-time adjustment that increased interest expense in 1996.

         1996 compared to 1995

                  Revenue

                  Rental revenue increased $312,376 or 23% in 1996 compared to 1995. Base rental rates were increased 1.7% at the Property during 1996. However, most of the increased rental revenue came from improved occupancy at the Property. The capital improvement program and other management strategies have successfully improved the tenant profile, increased base rental rates, and raised the occupancy rate to acceptable levels.

                  Interest revenue decreased 57% because the Partnership did not have as much cash and cash equivalents invested in interest bearing accounts in 1996 compared to 1995.

                  Expenses

                  Partnership expenses decreased $114,318 or 6.7% in 1996 compared to 1995. Increased expenses were concentrated in property taxes, personnel expenses, property management fees, and general and administrative expenses. However, these increases were more than offset by decreases in depreciation, repairs and maintenance, utilities, and general and administrative expenses paid to affiliates.

                  Property taxes increased 19% due to an increased assessed valuation of the Property. Prior to 1994, the assessed value of the Property remained relatively low as a result of the deferred maintenance at the property. The extensive capital renovation program has enhanced the value of the property and raised its assessed value for property tax purposes.

                  Personnel expenses increased $20,993 or 8.7% in 1996 compared to 1995. The Partnership increased maintenance staffing at the Property. The additional staffing enabled the property to assume some of the maintenance tasks formerly done by outside contractors. The additional staffing also gives management more flexibility in scheduling work orders for repairs requested by tenants and thereby helps to improve relations with the Property's tenants.

                  Property management fees-affiliates increased $20,207 or 25% in 1996 compared to 1995. The increase in net rental revenue of the Property also caused a corresponding increase in property management fees that are based on a percentage of rental receipts of the Property.

                  The increase in occupancy at the Property allowed the Partnership to reduce expenditures for advertising and referral or locator fees. Improving the tenant profile generally will decrease the amount of bad debts incurred by a property.
These factors led to a $52,655 or 28% decrease in other property operating expenses.

                  General and administrative expense increased $12,258 or 19.0% in 1996 compared to 1995. Most of the increase was due to increased expenditures incurred during 1996 to respond to and disseminate information about an unsolicited tender offer for the Partnership's Units.

                  Depreciation expense decreased $50,493 or 14.7% in 1996 compared to 1995. The Partnership ceased depreciating its investment in the Property after the October 1, 1996 decision to market the property for sale. Otherwise, 1996 depreciation charges would have increased approximately 15% over depreciation charges incurred in 1995.

                  Repairs and maintenance expense decreased $33,997 or 9.8% in 1996 compared to 1995. New capital assets have replaced older assets that needed repairs. Furthermore, raising the occupancy rate, and improving both the tenant profile and tenant turnover have decreased make-ready costs associated with releasing apartments units to new tenants.

                  Improved occupancy means that more tenants are paying for electricity for their individual units. Otherwise, the Partnership bears the cost of keeping utilities turned on in vacant units. This factor led to a $15,153 or 18.7% decrease in utility expenses for the Partnership.

                  Finally, general and administrative expenses paid to affiliates decreased $34,660 or 43% in 1996 compared to 1995. This decrease is due to a reduced level of overhead expenses charged to the Partnership by affiliates.

         1995 compared to 1994

                  Revenue

                  Rental revenues for 1995 decreased $99,116 or 6.7% compared to 1994. The decrease was principally due to the sale of Pacesetter Apartments in March 1994. Rental revenue from the Property increased $54,794 or 4.1%. The Partnership was able to increase both occupancy and base rental rates due to the major capital improvements undertaken at the Property. The occupancy rate at December 31, 1995 was 86%, up from 82% at December 31, 1994. The Partnership increased rental rates at the Property an average of 2.9% in 1995.

                  Revenues for 1994 also included the $574,701 gain on the sale of Pacesetter Apartments.

                  Expenses

                  Partnership expenses increased $63,198 or 3.8% in 1995 compared to 1994. However, after excluding expenses pertaining to Pacesetter Apartments, expenses increased $238,253 or 18% in 1995 compared to 1994. Increased expenses were concentrated in depreciation, repair and maintenance, other property operating, and general and administrative.

                  The largest increase, on both an absolute and percentage basis, was the increase in depreciation expense. Depreciation expense at the Property increased $121,331 or 54% in 1995 compared to 1994. The increase in depreciation expense was due to the continued investment of Partnership resources into capital improvements. During 1995, the Partnership invested $440,906 in capital improvements. These capital improvements are generally being depreciated over lives ranging from five to ten years.

                  Repairs and maintenance expenses at the Property increased $54,740 or 19% in 1995 as compared to 1994. The increased level of repairs and maintenance expenses are attributable to costs incurred preparing vacant units for rental. Repairs and maintenance expenses were expected to increase until the Property's occupancy rate stabilized.

                  Other property operating expenses increased substantially at the Property. Efforts to refurbish down units and intensive leasing activity had increased a number of expense categories to unusually high levels. The General Partner anticipated that these expenses would decrease after the restored units have been leased. The increase in other property operating expenses at the Property totaled $61,564 or 47%.

                  Property management fees - affiliates at the Property increased $14,390 or 22% in 1995 compared to 1994. An increase in rental receipts, upon which such fees are based, and the increase in the management fee percentage to 6% from 5% (effective January 1, 1995) were the reasons for the increase.

                  General and administrative for 1995 increased $34,678 or 116% compared to 1994. The Partnership incurred $44,554 of costs during 1995 relating to the evaluation and dissemination of information regarding an unsolicited tender offer.

                  General and administrative - affiliates increased $14,312 or 22% in 1995 compared to 1994. Reimbursements to affiliates are based, in part, on a declining number of properties managed by affiliates of the General Partner.

Liquidity and Capital Resources

         Cash generated by Partnership operating activities increased to $90,685 for the first quarter of 1997, a 61% increase over the $56,238 generated by operating activities during the first quarter of 1996. For the year ended December 31, 1996, cash generated by operating activities increased to $407,530 from $28,071 for the year ended December 31, 1995. The capital renovation projects undertaken at the Property during the past three years have enabled the Partnership to improve the condition of the Property, to improve the tenant profile of the Property, and finally to improve the occupancy rate of the Property. These steps, all beginning with the capital renovation program, now allow the Property to compete effectively with other apartment communities in the surrounding area.

         For the balance of 1997, cash flow from operations is projected to be sufficient to pay for current operating expenses, budgeted capital improvements, and repayment of the Property's mortgage note through monthly debt service payments. With the renovation of the Property now complete, and net operating income restored to acceptable levels, the Partnership is now in a position to dispose of its investment in the Property profitably.

         The Partnership's investing activities since the March 17, 1994 sale of Pacesetter Apartments have been limited to renovating the Property. Capital expended for capital improvements at the Property totaled $212,261 and $440,906 for the years ended December 31, 1996 and 1995, respectively. An additional $58,308 was expended for capital improvements during the first quarter of 1997.

         Financing activities since the sale of Pacesetter Apartments have been limited to repayment of the Property's mortgage note through regularly scheduled monthly debt-service payments. Such payments totaled $137,627 and $126,137 for the years ended December 31, 1996 and 1995, respectively. An additional $36,323 of principal payments occurred during the first quarter of 1997.

         Short-term Liquidity

         The Property's mortgage note was scheduled to mature on June 1, 1997. The General Partner discussed the impending maturity of the mortgage note and the prospects for sale of the Property with the holder of the mortgage note. Pursuant to those discussions, the holder of the mortgage note executed a forbearance letter on May 16, 1997, stating that the mortgage note holder will forbear from exercising its rights under the loan documents until September 1, 1997 so long as the Partnership continues paying monthly debt service payments as in the past. This agreement effectively extends the date the Partnership will have to payoff the mortgage until September 1, 1997. If the sale of the Property is consummated as scheduled on August 31, 1997, approximately $1,924,929 of sales proceeds will be required to payoff the mortgage note.

         The Partnership does not have and will not have adequate cash reserves to pay off the mortgage note before September 1, 1997 unless the Partnership can successfully sell the Property before that date. Should the Partnership be required to pay off the Property mortgage note prior to the sale of the Property, the General Partner will attempt to arrange interim financing from an affiliate of the General Partner or from a third party. The General Partner does not anticipate unusual difficulties securing temporary financing for the Property given the high level of equity the Partnership has in the Property and the Partnership's decision to sell the Property. However, such temporary financing, if needed, is not assured.

         At March 31, 1997, the Partnership held $577,085 of cash and cash equivalents, down $3,946 from the balance at the end of 1996. Except for the impending maturity of the Property's mortgage note, the General Partner considers the Partnership's cash reserves adequate for anticipated Partnership operations for the balance of 1997, or until the Property is sold. Furthermore, the General Partner believes that operations at the Property will generate sufficient cash flow to pay the operating expenses of the Property, pay the required monthly debt service payments on the Property's mortgage note, and provide funds to make necessary capital improvements to the Property.

         Long-term Liquidity

         The Partnership has determined to begin an orderly liquidation of the Partnership's remaining assets. Although there can be no assurance as to the timing of any liquidation, it is anticipated that such liquidation would result in distributions to the Limited Partners of the net cash proceeds from the sale of the Property, subject to cash reserve requirements (including an estimated reserve of $200,000 to provide for legal fees and potential costs, expenses and losses from ongoing litigation), to be followed by a dissolution of the Partnership. Consummation of any contract to sell the Property is contingent upon the approval of the sale by the Limited Partners.

         Distributions

         Distributions to partners have been suspended as part of the General Partner's policy of maintaining adequate cash reserves. Distributions to Limited Partners will remain suspended until the Property is sold and all liabilities of the Partnership are either paid or adequately reserved for. The General Partner will continue to monitor the cash reserves and working capital needs of the Partnership to determine when cash flows will support distributions to the Limited Partners.


                     MARKET FOR THE UNITS OF THE PARTNERSHIP
                       AND RELATED SECURITY HOLDER MATTERS

         There is no established public trading market for Units issued by the Partnership, nor is one expected to develop.

               Title of Class           Number of Record Unit Holders
               --------------           -----------------------------
Limited partnership units                   1,186 as of May 31, 1997

         No distributions were made to the Limited Partners in 1996 or 1995. Subject to certain contingencies, distributions to the Limited Partners are anticipated in 1997 or 1998 if the Proposed Sale is consummated. See "Proposal No. 2 -- Estimated Distributions to Limited Partners."

                         FEDERAL INCOME TAX CONSEQUENCES


Introduction

         The following discussion is a summary of the material federal income tax consequences of the Proposed Sale and liquidation of the Partnership to Limited Partners that are United States individual taxpayers or domestic corporate taxpayers. The discussion does not summarize the tax consequences peculiar to nonresident foreign investors, tax exempt entities or other persons subject to special treatment under federal income tax laws. No ruling has been or will be requested from the Internal Revenue Service as to the federal income tax matters discussed herein. The actual tax consequences to a particular Limited Partner will depend on the Limited Partner's own tax circumstances. Accordingly, Limited Partners are urged to consult their own tax advisors with respect to the tax consequences of the Proposed Sale and liquidation as they are individually affected. Further, persons who are assignees or successors in interest with respect to the Partnership interest of another person should consult their own tax advisor with respect to the tax consequences to them of the Proposed Sale and liquidation. The discussion below is based upon the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings, each of which is subject to change, possibly on a retroactive basis. No assurance can be given that future legislative, judicial or administrative changes would not adversely affect the tax consequences to Limited Partners of the Proposed Sale and liquidation.

Income from Partnership Operations

         Any item of income, gain, loss, deduction or credit recognized by the Partnership in addition to the income, gain or loss resulting from the transfer of the Partnership's Property, whether recognized prior to the transfer and sale or recognized during the period of liquidation, will continue to be allocated among the Partners as provided in the Partnership Agreement. Each Limited Partner will continue to receive Partnership income tax information to enable the distributive share of all such Partnership taxable items allocated during the period of liquidation to be reported.

Receipt of Liquidating Distributions

         Because the liquidating distribution will consist entirely of cash, a Limited Partner will recognize a tax loss (or tax gain) equal to the amount by which the Limited Partner's tax basis in such Units is greater than (or less than) the amount of liquidating distributions. A Limited Partner's tax basis in his or her Units will generally equal the price originally paid for the Units (or the tax basis of the property exchanged for the Units) increased by his or her distributive share of Partnership taxable income and decreased by the distributive share of Partnership taxable losses and the amount of cash distributed to the Limited Partners. Any gain or loss recognized by the Limited Partner upon liquidation of the Partnership is treated as gain or loss from the sale or exchange of a capital asset, except in the case of Units held for sale to customers in the ordinary course of a trade or business.

Taxation of Gains and Losses

         Individual and corporate taxpayers may utilize capital losses to offset capital gains; however, a Limited Partner's capital losses can be deducted only to the extent of a Limited Partner's capital gains plus, in the case of noncorporate Limited Partners, ordinary income of up to $3,000. Noncorporate Limited Partners may carry over a net capital loss for an unlimited time until the loss is exhausted. Corporate Limited Partners may be allowed to carry the unused capital losses to the three preceding tax years and to the five following tax years.

Passive Activity Loss Provisions

         The passive loss limitations generally provide that individuals, estates, trusts and certain closely held corporations and personal service corporations can deduct losses from passive activities only to the extent of the taxpayer's income from such passive activities or investments. Passive activities are, in general, business activities in which a taxpayer does not materially participate, such as those of the Partnership. However, losses with respect to the Partnership that were previously disallowed to a Limited Partner under the passive activity loss rules may be used to offset income or gain from the Proposed Sale, and to the extent not used to offset such income or gain, generally may be deducted by such Limited Partner in the taxable year in which the liquidation of the Partnership is completed. In addition, deductions previously disallowed to a Limited Partner by certain other limitations may be allowed to the extent of income and gain recognized in the Proposed Sale.

Estimate of Tax Impact

         The General Partner estimates that the net taxable income per Unit to Limited Partners, based on current year operations and the tax gain to be recognized by the Partnership as a result of the Proposed Sale, will be $110.92. See "Proposal No. 2 -- Estimated Distributions to Limited Partners." Based upon this estimate and an assumed tax rate of 28%, the estimated tax cost to such Limited Partners per Unit will be $31.06. The above estimates do not consider the possibility that a Limited Partner may recognize a tax loss (or tax gain) on the liquidation of the Partnership. The actual tax cost to a Limited Partner, however, will depend upon the marginal tax rate of that Limited Partner and may be more than or less than this amount. In addition, as noted above, these transactions may allow a Limited Partner to deduct certain losses that have been suspended under the passive loss or certain other loss deferral provisions of the Code.


                                  OTHER MATTERS

Voting Rights and Vote Required

         The General Partner has fixed the close of business on July 14, 1997 as the record date (the "Record Date") for determination of the Limited Partners entitled to notice of and to vote at the Meeting. Each holder of Units on the Record Date is entitled to cast one vote per Unit. The General Partner and its affiliates own less than 1% of the Units. At the close of business on the Record Date there were 13,752.5 Units issued and outstanding held by 1,186 holders of record. As of the same date, no individual or group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") was known by the Partnership to own more than 5% of the Units except as noted below in "Principal Holders of Units."

         The affirmative vote of Limited Partners entitled to vote owning more than 50% of the Units (6,876.25 Units) is required to approve and adopt the Proposals. The presence, in person or by proxy, of Limited Partners entitled to vote owning a majority of the Units is necessary to constitute a quorum at the Meeting. In the event that there are insufficient proxies and votes at the Meeting to constitute a quorum or to approve the Proposals (and proxies and votes against the Proposals represent fewer than 50% of the Units), the Units for which proxies have been received may be voted to adjourn the meeting to a later date to permit the further solicitation of proxies. Notice of the adjourned meeting need not be given if the time and place of the adjourned meeting is announced at the Meeting (or the adjourned meeting) and the adjournment is for not more than 30 days from the date of the original Meeting and no new record date is set.

         All Units represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated on a properly executed proxy, it will be voted for the approval and adoption of the Proposals. Abstentions will be counted as no votes. Completed proxies should be returned as soon as possible in the enclosed postage paid, return envelope to McNeil Partners, L.P., c/o The Herman Group, Inc., 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201-6705. An inspector of elections will be appointed at the meeting to oversee the tabulation of the votes.

Effect of Negative Vote

         If there is a negative vote on either or both of Proposal No. 1 or Proposal No. 2, then the Proposed Sale will not be consummated, and the Partnership will not be dissolved, liquidated and terminated. If the Proposed Sale is not consummated, the Partnership's anticipated plan of operation is to preserve or increase the Property's net operating income whenever possible, while at the same time making whatever capital expenditures are reasonable under the circumstances in order to preserve and enhance the value of the Property.

Principal Holders of Units

         The following table sets forth as of May 31, 1997, certain information regarding the beneficial ownership of the Units by each individual or group as defined by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who is known to the Partnership to be the beneficial owner of more than 5% of the outstanding Units and by the General Partner:

                                        Number of Units     Percentage
                                        ---------------     ----------
Beneficially Owned
Liquidity Financial Group, L.P.*
2200 Powell Street, Suite 700
Emeryville, California  94608               825               6.0%

General Conference Corporation of
  Seventh Day Adventists
12501 Old Columbia Pike
Silver Spring, Maryland  20904-6600         950               6.9%

High River Limited Partnership
100 S. Bedford Road
Mount Kisco, New York  10549              1,606              11.7%

McNeil Partners, L.P.
13760 Noel Road
Suite 600, LB70
Dallas, Texas  75240                         50               **
-----------------

        *The general partner of ten (10) limited partnerships which collectively own the Units described above and which have filed a joint Schedule 13D, as amended, to report such ownership. Liquidity Financial Group, L.P. is owned by Richard G. Wollack and Brent R. Donaldson.

         **Represents less than 1%.

Revocability

         A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked (i) by filing with the Partnership (at the address indicated above) at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) by duly executing a subsequent proxy bearing a later date than the proxy relating to the same Units and delivering it to the Partnership (at the address indicated above) at or before the Meeting, or (iii) by attending the Meeting and voting in person (although attendance at the Meeting will not in itself constitute such revocation).

Proxy Solicitation

         The Partnership is paying all costs of the proxy solicitation which costs are estimated to be $6,000. In addition to solicitation by use of the mails, proxies may be solicited by the General Partner, its partners, employees and affiliates in person or by telephone, telegram or other means of communication. Such persons and entities will be reimbursed for out-of-pocket expenses in connection with such solicitation, including, without limitation, personnel costs, overhead, telephone charges, etc. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of Units held of record by such persons, and the Partnership will reimburse such persons for their reasonable expenses incurred in that connection.

No Appraisal Rights

         If Limited Partners entitled to vote at the Meeting and owning more than 50% of the outstanding Units vote in favor of the Proposals, such approval will bind all Limited Partners including those who vote against the Proposals or abstain from voting at the Meeting. Neither the Partnership Agreement nor California law, under which the Partnership is governed, gives rights of appraisal or similar rights to Limited Partners who dissent from the vote of the majority in approving or disapproving the Proposals. Accordingly, dissenting Limited Partners do not have the right to have their Units appraised and to have the value of those Units returned to them because they disapprove of the action of a majority in interest of the Limited Partners.

Effectuation of Proposals

         If the Proposals are approved by the required vote of the Limited Partners, the General Partner will proceed to consummate the Proposed Sale. Even if approved by the Limited Partners, there is no assurance that the Proposed Sale of the Property will actually be consummated.

         If the Proposed Sale is consummated, then the Partnership will be dissolved, and the General Partner will liquidate and terminate the Partnership in accordance with the Partnership Agreement. Limited Partners will receive such distributions to which they are entitled pursuant to the Partnership Agreement. However, the General Partner has not determined the precise timing and amount of distributions to the Limited Partners that would occur after the Proposed Sale and in connection with the liquidation of the Partnership due to certain ongoing litigation and potential indemnification obligations pursuant to the Purchase Agreement. See "Proposal No. 2 -- Liquidation under the Partnership Agreement" and "Proposal No. 2 -- Estimated Distributions to Limited Partners."


                             By Order of the General Partner

                             McNEIL PARTNERS, L.P.


                             By: McNeil Investors, Inc., a Delaware corporation and its General Partner


                                  By: /s/ Ron K. Taylor
                                      ------------------------------------------
                                      Ron K. Taylor, President

July 14, 1997
Dallas, Texas

                                   APPENDIX A
                                   ----------

                   [Letterhead of Crosby, Heafey, Roach & May]


July 14, 1997



The Limited Partners of
  McNeil Pacific Investors Fund 1972
13760 Noel Road, Suite 600
Dallas, Texas  75240

         Re: Proposed Amendment to the Restated Certificate and Agreement of Limited Partnership of McNeil Pacific Investors Fund 1972 dated as of March 8, 1972 as amended by an Amendment thereto dated as of March 30, 1992

Ladies and Gentlemen:

         We have acted as special counsel to McNeil Pacific Investors Fund 1972, a California limited partnership (the "Partnership"), in connection with the proposed amendment set forth in Proposal No. 1 in the Proxy Statement of the Partnership dated July 14, 1997 (the "Proposed Amendment") to the Restated Certificate and Agreement of Limited Partnership of McNeil Pacific Investors Fund 1972 dated as of March 8, 1972 as amended by an Amendment thereto dated as of March 30, 1992 (collectively, the "Partnership Agreement"). This letter is submitted to you pursuant to Section 13.1 of the Partnership Agreement. Capitalized terms used in this letter that are not otherwise defined herein shall have the respective meanings assigned to them in the Partnership Agreement.

         In rendering the opinions expressed in this letter, we have examined and relied upon (I) the Partnership Agreement, (ii) those portions of the original Prospectus ("Prospectus") disseminated to investors at the time of the Partnership's formation entitled "Investment Objectives and Policies", (iii) the Proposed Amendment and (iv) such other instruments and documents as we have deemed necessary as a basis for the opinions expressed herein.

         In rendering the opinions expressed in this letter, we have assumed without independent investigation that (i) the Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California, and has duly filed with the Secretary of State of California a form LP-1 Certificate of Limited Partnership, (ii) the Partnership Agreement was duly authorized, executed and delivered by the General Partner and each of the Limited Partners, (iii) the Partnership has not made an election to be governed by the Revised California Limited Partnership Act, (iv) the General Partner is a partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and (v) the Proposed Amendment and any actions taken by the General Partner as authorized thereby are not acts which would make it impossible to carry on the ordinary business of the Partnership. However, we are aware of no circumstances that would indicate that any of the foregoing assumptions is incorrect. With regard to the assumptions in clause

(v), above, we believe that such assumption is not unreasonable in light of the business purposes and objectives of the Partnership set forth in the Prospectus, which are incorporated by reference into the Partnership Agreement, and in light of the fact that the property which is the subject of the Proposed Amendment was previously sold by the Partnership, which reacquired it upon foreclosure of a purchase-money mortgage.

         In making our investigation we have assumed the genuineness of all signatures (including those in printed or typed form on conformed copies of documents), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such documents submitted as copies.

         Based  on  the  foregoing,   and  subject  to  the  qualifications  and
limitations set forth herein, we are of the opinion that:

         Upon obtaining the vote or consent of the General Partner and the affirmative vote or written consent of Limited Partners comprising or having a majority of the voting power of the Limited Partners entitled to vote on such matter under Section 13.5 of the Partnership Agreement in a manner complying with the applicable notice and other procedural requirements of the Partnership Agreement, the Proposed Amendment will be legally adopted pursuant to the Partnership Agreement.

         The opinions expressed herein are specifically limited to the laws of the State of California without reference to conflicts of laws or to matters of federal law or regulation, and we do not purport to express any opinion on the laws of any other jurisdiction.

         The foregoing opinions are rendered solely for your benefit to satisfy the requirement for a legal opinion set forth in Section 13.1 of the Partnership Agreement and may not be relied on by any other person or entity or used for any other purpose without our express consent.

                                 Very truly yours,


                                 /s/ CROSBY, HEAFEY, ROACH & MAY
                                     Professional Corporation

                                   APPENDIX B

                              FINANCIAL STATEMENTS
                                                                      Page
                                                                      Number

INDEX TO FINANCIAL STATEMENTS
-----------------------------

Financial Statements as of December 31, 1996:
---------------------------------------------

   Report of Independent Public Accountants                           F-2

   Balance Sheets at December 31, 1996 and 1995                       F-3

   Statements of Operations for each of the three years
      in the period ended December 31, 1996                           F-4

   Statements of Partners' Equity for each of the three
      years in the period ended December 31, 1996                     F-5

   Statements of Cash Flows for each of the three years
      in the period ended December 31, 1996                           F-6

   Notes to Financial Statements                                      F-8

   Financial Statement Schedule:
         Schedule III - Real Estate Investment and Accumulated
         Depreciation                                                 F-15


All other schedules are omitted because they are not applicable or the financial information required is included in the financial statements or the notes thereto.



Financial Statements as of March 31, 1997 (unaudited):
------------------------------------------------------

   Balance Sheets at March 31, 1997 and December 31, 1996             F-20

   Statements of Operations for the three months ended
      March 31, 1997 and 1996                                         F-21

   Statements of Partners' Equity for the three months ended
      March 31, 1997 and 1996                                         F-22

   Statements of Cash Flows for the three months ended
      March 31, 1997 and 1996                                         F-23

   Notes to Financial Statements                                      F-25

                       [Letterhead of Arthur Andersen LLP]

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
McNeil Pacific Investors Fund 1972:

We have audited the accompanying balance sheets of McNeil Pacific Investors Fund 1972 (a California limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, partners' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements and the schedule referred to below are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As further discussed in Notes 4 and 5 to the financial statements, on October 1, 1996, the Partnership placed Palm Bay Apartments on the market for sale based upon favorable market conditions and the June 1997 maturity of the property's mortgage note payable. Should the Partnership be unable to sell Palm Bay Apartments for an amount sufficient to retire the mortgage note payable, the Partnership would pursue other financing options. As Palm Bay Apartments represents substantially all of the assets of the Partnership, consummation of any sale is subject to the satisfaction of certain conditions, including the approval of the limited partners. If the sale of Palm Bay Apartments is consummated, the Partnership's general partner will commence the dissolution and termination of the Partnership. The accompanying financial statements have not been prepared on the liquidation basis of accounting, as the sale of Palm Bay Apartments is subject to limited partner approval.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McNeil Pacific Investors Fund 1972 as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/  Arthur Andersen LLP


Dallas, Texas
   March 17, 1997

                  FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996

                       McNEIL PACIFIC INVESTORS FUND 1972

                                 BALANCE SHEETS


                                                          December 31,
                                              ----------------------------------
                                                   1996                 1995
                                              --------------  ------------------
ASSETS
------

Real estate investment:
   Land                                       $            -     $    2,336,000
   Buildings and improvements                              -          5,010,483
                                               -------------      -------------
                                                           -          7,346,483
   Less:  Accumulated depreciation                         -         (1,010,990)
                                               -------------      -------------
                                                           -          6,335,493

Asset held for sale                                6,253,753                  -

Cash and cash equivalents                            581,031            523,389
Cash segregated for security deposits                 57,204             43,885
Accounts receivable                                    4,147              3,849
Prepaid expenses and other assets                     23,694             23,220
Escrow deposits                                       33,232             49,353
Deferred borrowing costs, net of accumulated
   amortization of $47,607 and $37,220 at
   December 31, 1996 and 1995, respectively            4,327             14,714
                                               -------------      -------------

                                              $    6,957,388     $    6,993,903
                                               =============      =============


LIABILITIES AND PARTNERS' EQUITY
--------------------------------

Mortgage note payable                         $    2,023,577     $    2,161,204
Accounts payable                                           -             20,363
Accrued interest                                      14,755             10,076
Other accrued expenses                                24,346             24,853
Payable to affiliates - General Partner               17,108             15,227
Security deposits and deferred rental
 revenue                                              58,081             47,198
                                               -------------      -------------
                                                   2,137,867          2,278,921
                                               =============      =============
Partners' equity:
  Limited  partners - 15,000 limited
   partnership units authorized; 13,752.5
   limited partnership units issued and
   outstanding at December 31, 1996
   and 1995                                        4,509,577          4,405,038
   General Partner                                   309,944            309,944
                                               -------------       ------------
                                                   4,819,521          4,714,982
                                               -------------       ------------

                                              $    6,957,388      $   6,993,903
                                               =============       ============


                 See accompanying notes to financial statements.

                  FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996

                       McNEIL PACIFIC INVESTORS FUND 1972

                            STATEMENTS OF OPERATIONS

                                                          For the Years Ended December 31,
                                           ----------------------------------------------------------------
                                                1996                     1995                      1994
                                           -------------           --------------             -------------
Revenue:
   Rental revenue                          $    1,688,524           $   1,376,148              $  1,475,264
   Interest and other revenue                      27,011                  63,280                    45,695
   Gain on sale of real estate                          -                       -                   574,701
                                             ------------            ------------               -----------
     Total revenue                              1,715,535               1,439,428                 2,095,660
                                             ------------            ------------               -----------

Expenses:
   Interest                                       198,739                 198,948                   249,827
   Depreciation                                   294,001                 344,494                   257,825
   Property taxes                                 121,352                 101,961                   123,227
   Personnel expenses                             263,324                 242,331                   293,231
   Repairs and maintenance                        311,527                 345,524                   316,627
   Property management fees -
     affiliates                                    99,681                  79,474                    72,765
   Utilities                                       65,901                  81,054                    86,617
   Other property operating expenses              133,627                 186,282                   165,741
   General and administrative                      76,907                  64,649                    29,971
   General and administrative -
     affiliates                                    45,937                  80,597                    66,285
                                              -----------             -----------               -----------
     Total expenses                             1,610,996               1,725,314                 1,662,116
                                              -----------             -----------               -----------

Net income (loss)                            $    104,539            $   (285,886)             $    433,544
                                              ===========             ===========               ===========

Net income (loss) allocated to
   limited partners                          $   104,539             $   (285,886)             $    667,558
Net loss allocated to General Partner                  -                        -                  (234,014)
                                              ----------              -----------               -----------

Net income (loss)                            $   104,539             $   (285,886)             $    433,544
                                              ==========              ===========               ===========

Net income (loss) per limited
   partnership unit                          $      7.60             $     (20.79)             $      48.52
                                              ==========              ===========               ===========

                 See accompanying notes to financial statements.

                       McNEIL PACIFIC INVESTORS FUND 1972

                         STATEMENTS OF PARTNERS' EQUITY

              For the Years Ended December 31, 1996, 1995 and 1994


                                                                                                     Total
                                                    General                  Limited               Partners'
                                                    Partner                 Partners                Equity
                                                 ----------------        ---------------       ---------------
Balance at December 31, 1993..............       $       543,958         $     4,023,366       $     4,567,324

Net income (loss).........................              (234,014)                667,558               433,544
                                                  --------------          --------------        --------------

Balance at December 31, 1994..............               309,944               4,690,924             5,000,868

Net loss..................................                     -                (285,886)             (285,886)
                                                  --------------          --------------        --------------

Balance at December 31, 1995..............               309,944               4,405,038             4,714,982

Net income................................                     -                 104,539               104,539
                                                  --------------          --------------        --------------

Balance at December 31, 1996..............       $       309,944         $     4,509,577       $     4,819,521
                                                  ==============          ==============        ==============

                 See accompanying notes to financial statements.

                       McNEIL PACIFIC INVESTORS FUND 1972

                            STATEMENTS OF CASH FLOWS

                Increase (Decrease) in Cash and Cash Equivalents


                                                            For the Years Ended December 31,
                                                   -----------------------------------------------------
                                                       1996                1995               1994
                                                   --------------     ---------------   ----------------
Cash flows from operating activities:
   Cash received from tenants..............        $    1,682,397     $    1,333,612    $     1,466,270
   Cash paid to suppliers..................              (869,237)          (909,351)          (923,620)
   Cash paid to affiliates.................              (143,737)          (238,173)           (63,881)
   Interest received.......................                27,011             63,280             45,695
   Interest paid...........................              (183,673)          (195,164)          (255,305)
   Property taxes paid.....................              (105,231)           (26,133)          (106,796)
                                                    -------------      -------------     --------------
Net cash provided by operating
    activities.............................               407,530             28,071            162,363
                                                    -------------      -------------     --------------

Cash flows from investing activities:
   Additions to real estate
     investments...........................              (212,261)          (440,906)          (647,770)
   Proceeds from sale of real estate
     investment............................                     -                  -          3,749,308
                                                    -------------      -------------     --------------
Net cash provided by (used in)
    investing activities...................              (212,261)          (440,906)         3,101,538
                                                    -------------      -------------     --------------

Cash flows from financing activities:
   Principal payments on mortgage
     notes payable.........................              (137,627)          (126,137)          (142,238)
   Repayment of advances from
     affiliates............................                     -                  -            (50,000)
   Retirement of mortgage note
     payable...............................                     -                  -         (2,094,135)
                                                    -------------      -------------     --------------
Net cash used in financing activities......              (137,627)          (126,137)        (2,286,373)
                                                    -------------      -------------     --------------

Net increase (decrease) in cash and
     cash equivalents......................                57,642           (538,972)           977,528

Cash and cash equivalents at
     beginning of year.....................               523,389          1,062,361             84,833
                                                    -------------      -------------     --------------

Cash and cash equivalents at end
     of year...............................        $      581,031     $      523,389    $     1,062,361
                                                    =============      =============     ==============


                 See accompanying notes to financial statements.

                       McNEIL PACIFIC INVESTORS FUND 1972

                            STATEMENTS OF CASH FLOWS

           Reconciliation of Net Income (Loss) to Net Cash Provided by
                              Operating Activities

                                                            For the Years Ended December 31,
                                                   ----------------------------------------------------
                                                        1996               1995               1994
                                                   --------------     ---------------   ---------------
Net income (loss)..........................        $      104,539     $     (285,886)   $       433,544
                                                    -------------      -------------     --------------

Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
   Depreciation............................               294,001            344,494            257,825
   Amortization of deferred borrowing
     costs.................................                10,387             10,387             10,387
   Gain on sale of real estate.............                     -                  -           (574,701)
   Changes in assets and liabilities:
     Cash segregated for security
       deposits............................               (13,319)            (7,576)            15,264
     Accounts receivable...................                  (298)              (108)             4,408
     Prepaid expenses and other
       assets..............................                  (474)             1,374             29,469
     Escrow deposits.......................                16,121             75,828             22,087
     Accounts payable......................               (20,363)           (10,965)           (92,800)
     Accrued property taxes................                     -                  -             (5,656)
     Accrued interest......................                 4,679             (6,603)           (15,865)
     Other accrued expenses................                  (507)           (13,832)            12,227
     Payable to affiliates - General
       Partner.............................                 1,881            (78,102)            75,169
     Security deposits and deferred
       rental revenue......................                10,883               (940)            (8,995)
                                                    -------------      -------------     --------------

         Total adjustments.................               302,991            313,957           (271,181)
                                                    -------------      -------------     --------------

Net cash provided by operating
   activities..............................        $      407,530     $       28,071    $       162,363
                                                    =============      =============     ==============


                 See accompanying notes to financial statements.

                  FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996

                       McNEIL PACIFIC INVESTORS FUND 1972

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1996


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------

Organization
------------

McNeil Pacific Investors Fund 1972 (the "Partnership") was organized September 30, 1971 as a limited partnership under provisions of the California Uniform Limited Partnership Act. The general partner of the Partnership is McNeil Partners, L.P. (the "General Partner"), a Delaware limited partnership, an affiliate of Robert A. McNeil ("McNeil"). The General Partner was elected at a meeting of limited partners on March 30, 1992, at which time the Partnership's restated certificate and agreement of limited partnership (the "Partnership Agreement") was amended. Prior to March 30, 1992, Pacific Investors Corporation, an affiliate of Southmark Corporation, and McNeil were the general partners of the Partnership. The principal place of business for the Partnership and the General Partner is 13760 Noel Road, Suite 600, LB70, Dallas, Texas, 75240.

The Partnership is engaged in real estate activities, including the ownership, operation and management of residential rental real estate and other real estate related assets. The Partnership has determined to evaluate market and other economic conditions to establish the optimum time to commence a liquidation of the Partnership's asset in accordance with the terms of the Partnership Agreement. At December 31, 1996, the Partnership owned one income-producing property as described in Note 4 - Real Estate Investment.

Basis of Presentation
---------------------

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Real Estate Investment
----------------------

The real estate investment is generally stated at the lower of depreciated cost or fair value. The real estate investment is reviewed for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When the carrying value of a property exceeds the sum of all estimated future cash flows, an impairment loss is recognized. At such time, a write-down is recorded to reduce the basis of the property to its estimated recoverable amount.

The Partnership's method of accounting for real estate investments is in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), which the Partnership adopted effective January 1, 1996. The adoption of SFAS 121 did not have a material impact on the accompanying financial statements.

Improvements and betterments are capitalized and expensed through depreciation charges. Repairs and maintenance are charged to operations as incurred.

Asset Held for Sale
-------------------

The asset held for sale is stated at the lower of depreciated cost or fair value less costs to sell. Depreciation on this asset ceased at the time it was placed on the market for sale.

Depreciation
------------

Buildings and improvements were depreciated using the straight-line method over the estimated useful lives of the assets, which ranged from 2 to 25 years.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include cash on hand and cash on deposit with financial institutions with original maturities of three months or less. Carrying amounts for cash and cash equivalents approximate fair value.

Escrow Deposits
---------------

The Partnership is required to maintain an escrow account in accordance with terms of the Palm Bay mortgage note. This escrow account is controlled by the mortgagee and is used for payment of property taxes. Carrying amounts for escrow deposits approximate fair value.

Deferred Borrowing Costs
------------------------

Loan fees and other related costs incurred to obtain or modify long-term financing on real property are capitalized and amortized using a method that approximates the effective interest method over the term of the related mortgage note payable. Amortization of deferred borrowing costs is included in interest expense on the Statements of Operations.

Rental Revenue
--------------

The Partnership leases its property under short-term operating leases. Lease terms generally are less than one year in duration. Rental revenue is recognized as earned.

Income Taxes
------------

No provision for Federal income taxes is necessary in the financial statements of the Partnership because, as a partnership, it is not subject to Federal income tax and the tax effect of its activities accrues to the partners.

Allocation of Net Income and Net Loss
-------------------------------------

The Partnership Agreement provides that income will be allocated to the General Partner to the extent of distributions to the General Partner of cash from sales, refinancings, or from working capital reserves. All remaining net income and all losses are allocated 100% to the limited partners.

An estimated gain on the ultimate disposition of Pacesetter Apartments was allocated to the General Partner in 1982 based upon a 1982 sales contract for Pacesetter Apartments. An adjustment was made in 1994 to adjust the amount allocated to the General Partner based on the 1994 sale of Pacesetter Apartments.

Federal income tax law provides that the allocation of loss to a partner will not be recognized unless the allocation is in accordance with a partner's interest in the partnership or the allocation has substantial economic effect. Internal Revenue Code Section 704(b) and accompanying Treasury Regulations establish criteria for allocations of Partnership deductions attributable to debt. The Partnership's tax allocations for 1996, 1995 and 1994 have been made in accordance with these provisions. Distributions

At the discretion of the General Partner, distributions to partners are paid from operations of the Partnership's property, from the sale or refinancing of the property, or from cash maintained as working capital reserves. Cash from operations is distributed 100% to the limited partners.

Distributions of cash from sales and refinancings and cash from working capital reserves are made in the following order:

(a) First to the limited partners in an amount, when added to all prior distributions to the limited partners of disposition proceeds, that equals 109.6% of the portion of net offering proceeds invested in property sold; then,

(b)  of the remaining balance, 90.5% to the limited partners and  9.5%  to   the
General Partner.

No distributions were paid to the partners during 1996, 1995 or 1994.

Net Income (Loss) Per Limited Partnership Unit

Net income (loss) per limited partnership unit ("Units") is computed by dividing net income (loss) allocated to the limited partners by the weighted average number of Units outstanding. Per Unit information has been computed based on 13,752.5 Units outstanding in 1996 and 1995, and 13,757.5 Units outstanding in 1994.

NOTE 2 - TRANSACTIONS WITH AFFILIATES
-------------------------------------

The General Partner is entitled to receive a partnership management fee equal to 9.5% of distributions of cash from operations when distributable cash from operations is distributed to the limited partners. No partnership management fees were incurred during 1996, 1995 or 1994.

The Partnership pays property management fees equal to 6% of the gross rental receipts of the Partnership's properties to McNeil Real Estate Management, Inc. ("McREMI"), an affiliate of the General Partner, for providing property management and leasing services for the Partnership's properties. Prior to January 1, 1995, the Partnership paid property management fees equal to 5% of gross rental receipts.

The Partnership reimburses McREMI for its costs, including overhead, of administering the Partnership's affairs.

The General Partner is entitled to receive a sales commission as compensation for selling Partnership property equal to the lesser of 4% of the sales price of the property sold or the customary fee charged by independent real estate brokers in the area where the property is located. The Partnership accrued an $81,000 sales commission in connection with the 1994 sale of Pacesetter Apartments. The sales commission was paid in 1995.

Compensation and reimbursements paid or accrued for the benefit of the General Partner or its affiliates are as follows:

                                           For the Years Ended December 31,
                                      ------------------------------------------
                                          1996          1995           1994
                                      -----------    ---------    --------------
Property management fees -
   affiliates                         $   99,681     $  79,474      $  72,765
Charged to general and
   administrative - affiliates:
   Partnership administration             45,937        80,597         66,285
Charged to gain on sale
   of real estate:
   Brokerage commission                        -             -         81,000
                                       ---------      --------       --------

                                      $  145,618     $ 160,071      $ 220,050
                                       =========      ========       ========

Payable to affiliates - General Partner at December 31, 1996 and 1995 consists of property management fees and reimbursable administrative costs. All amounts are due and payable from current operations.

NOTE 3 - TAXABLE INCOME
-----------------------

McNeil Pacific Investors Fund 1972 is a partnership and is not subject to Federal and state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying financial statements of the Partnership since the income or loss of the Partnership is to be included in the tax returns of the individual partners. The tax returns of the Partnership are subject to examination by Federal and state taxing authorities. If such examinations result in adjustments to distributive shares of taxable income or loss, the tax liability of the partners could be adjusted accordingly.

The Partnership's net assets and liabilities for financial reporting purposes exceeded the net assets and liabilities for tax purposes by $1,981,839 in 1996, $1,948,374 in 1995 and $1,973,149 in 1994.

NOTE 4 - REAL ESTATE INVESTMENT
-------------------------------

On October 1, 1996, the General Partner determined that the market timing was right for placing the Partnership's sole remaining real estate asset, Palm Bay Apartments, on the market for sale. This decision was based both on favorable market conditions and the June 1997 maturity of the Palm Bay mortgage note. Consequently, the Partnership has classified its investment in Palm Bay Apartments as an asset held for sale on the accompanying Balance Sheet dated December 31, 1996 at a net book value of $6,253,753.

The basis and accumulated depreciation of the Partnership's real estate investment at December 31, 1995, is set forth in the following table:

                                       Buildings and   Accumulated    Net Book
       1995                 Land       Improvements    Depreciation     Value
   -------------         ------------  -------------   ------------- -----------

Palm Bay Apartments
   Orlando, FL           $  2,336,000   $ 5,010,483    $ (1,010,990) $ 6,335,493
                          ===========    ==========     ===========   ==========

The results of operations for the asset held for sale at December 31, 1996 are $194,195, $(210,240) and $(26,866) for 1996, 1995 and 1994, respectively.
Results of operations are operating revenues less operating expenses including depreciation and interest expense.

NOTE 5 - MORTGAGE NOTE PAYABLE
------------------------------

The following table sets forth the Partnership's mortgage note at December 31, 1996 and 1995. The mortgage note is secured by Palm Bay Apartments, the Partnership's only real estate asset.

                       Mortgage          Annual         Monthly
                       Lien              Interest       Payments/                     December 31,
Property               Position (a)      Rates %       Maturity Date              1996           1995
---------              ------------      ---------     -----------------      ----------------------------
Palm Bay                 First               8.750     $26,775  06/97(b)      $ 2,023,577    $   2,161,204
                                                                               ==========     ============

(a)     The debt is non-recourse to the Partnership.

(b) The Palm Bay mortgage note matures in June 1997. At that time, a balloon payment of $1,974,969 will be due.

Based on borrowing rates currently available to the Partnership for a mortgage loan with similar terms and average maturities, the fair value of the mortgage note payable was approximately $1,945,000 and $2,102,000 at December 31, 1996 and 1995, respectively.

As indicated above, the mortgage note is secured by Palm Bay Apartments and is due and payable on June 1, 1997. The General Partner intends to sell Palm Bay Apartments and use the related sales proceeds to retire the mortgage note payable. Should the Partnership be unable to sell Palm Bay Apartments for an amount sufficient to retire the mortgage note payable, the Partnership would pursue other financing options. If the sale of Palm Bay Apartments is consummated, the General Partner will commence the dissolution and termination of the Partnership. The accompanying financial statements have not been prepared on the liquidation basis of accounting, as the sale of Palm Bay Apartments is subject to limited partner approval.

NOTE 6 - SALE OF REAL ESTATE
----------------------------

On March 17, 1994, the Partnership sold its investment in Pacesetter Apartments to an unaffiliated buyer for a cash sales price of $4,050,000. Cash proceeds from this transaction, as well as the gain on sale are detailed below.

                                                Gain on Sale      Cash Proceeds
                                                -------------     --------------
       Sales price                              $  4,050,000      $   4,050,000
       Selling costs                                (300,692)          (300,692)
       Basis of real estate sold                  (3,174,607)
                                                 -----------

       Gain on sale                             $    574,701
                                                 ===========       ------------
       Proceeds from sale of real estate                              3,749,308
       Retirement of mortgage note                                   (2,094,135)
                                                                   ------------

       Net cash proceeds                                          $   1,655,173
                                                                   ============

NOTE 7 - LEGAL PROCEEDINGS
--------------------------

1) James F. Schofield, Gerald C. Gillett, Donna S. Gillett, Jeffrey Homburger, Elizabeth Jung, Robert Lewis, and Warren Heller et al. v. McNeil Partners L.P., McNeil Investors, Inc., McNeil Real Estate Management, Inc., Robert
     A. McNeil, Carole J. McNeil, McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XII, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXI, L.P., McNeil Real Estate Fund XXII, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P., McNeil Real Estate Fund XXVI, L.P., and McNeil Real Estate Fund XXVII, L.P., et al. - Superior Court of the State of California for the County of Los Angeles, Case No. BC133799 (Class and Derivative Action Complaint).

     The action involves purported class and derivative actions brought by limited partners of each of the fourteen limited partnerships that were named as nominal defendants as listed above (as defined in this Section 1, the "Partnerships"). Plaintiffs allege that McNeil Investors, Inc., its affiliate McNeil Real Estate Management, Inc. and three of their senior officers and/or directors (as defined in this Section 1, collectively, the "Defendants") breached their fiduciary duties and certain obligations under the respective Amended Partnership Agreement. Plaintiffs allege that Defendants have rendered such Units highly illiquid and artificially depressed the prices that are available for Units on the resale market. Plaintiffs also allege that Defendants engaged in a course of conduct to prevent the acquisition of Units by an affiliate of Carl Icahn by disseminating purportedly false, misleading and inadequate information. Plaintiffs further allege that Defendants acted to advance their own personal interests at the expense of the Partnerships' public unit holders by failing to sell Partnership properties and failing to make distributions to Unitholders.

     On December 16, 1996, the Plaintiffs filed a consolidated and amended complaint. Plaintiffs are suing for breach of fiduciary duty, breach of contract and an accounting, alleging, among other things, that the management fees paid to the McNeil affiliates over the last six years are excessive, that these fees should be reduced retroactively and that the respective Amended Partnership Agreements governing the Partnerships are invalid. On January 7, 1997, the Court ordered consolidation with three other similar actions listed below.

     The Partnerships filed a demurrer to the complaint and a motion to strike on February 14, 1997, seeking to dismiss the complaint in all respects. The demurrer is pending. The Partnerships deny that there is any merit to Plaintiff's allegations and intend to vigorously defend this action.

2) Alfred Napoletano v. McNeil Partners, L.P., McNeil Investors, Inc., Robert A. McNeil, Carole J. McNeil, McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P. - Superior Court of the State of California, County of Los Angeles, Case No. BC133849 (Class Action Complaint). On January 7, 1997, this action was consolidated by court order with Schofield, et al., referenced above.

3)   Warren Heller v. McNeil Partners, L.P., McNeil Investors,  Inc., Robert  A.
     A. McNeil, Carole J. McNeil, McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P. - Superior Court of the State of California, County of Los Angeles, Case No. BC133957 (Class Action Complaint). On January 7, 1997, this action was consolidated by court order with Schofield, et al., referenced above.

4) Robert Lewis v. McNeil Partners, L.P., McNeil Investors, Inc., Robert A. McNeil et al. - In the District Court of Dallas County, Texas, A-14th Judicial District, Cause No. 95-08535 (Class Action) - Plaintiff, Robert Lewis, is a limited partner with McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund X, Ltd. and McNeil Real Estate Fund XV, Ltd.

     On April 11, 1996, the action was dismissed without prejudice in anticipation of consolidation with other class action complaints. On January 7, 1997, this action was consolidated by court order with Schofield, et al., referenced above.

5) McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund V, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., and McNeil Real Estate Fund XXV, L.P. v. High River Limited Partnership, Riverdale Investors Corp., Carl C. Icahn, and Unicorn Associates Corporation - United States District Court for the Central District of California, Case No. 96-5680SVW.

     On August 12,  1996,  High River  Limited  Partnership  (as defined in this
     Section 5, "High River"), a partnership controlled by Carl C. Icahn, sent a letter to the partnerships referenced above demanding lists of the names, current residences or business addresses and certain other information concerning the Unitholders of such partnerships. On August 19, 1996, these partnerships commenced the above action seeking, among other things, to declare that such partnerships are not required to provide High River with a current list of Unitholders on the grounds that the defendants commenced a tender offer in violation of the federal securities laws by filing certain Schedule 13D Amendments on August 5, 1996.

     On October 16, 1996, the presiding judge denied the partnerships' requests for a permanent and preliminary injunction to enjoin High River's tender offers and granted the defendants request for an order directing the partnerships to turn over current lists of Unitholders to High River forthwith. On October 24, 1996, the partnerships delivered the Unitholder lists to High River. The judge's decision resolved all the issues in the action.

NOTE 8 - PRO FORMA DISCLOSURE (UNAUDITED)
-----------------------------------------

The following unaudited pro forma information for the year ended December 31, 1994 reflects the results of operations of the Partnership as if the sale of Pacesetter Apartments had occurred as of January 1, 1994. The unaudited pro forma information is not necessarily indicative of the results of operations that actually would have occurred or those which might be expected to occur in the future.

       Total revenues                            $  1,287,125.00
       Net loss                                       (77,885.00)
       Net loss per limited partnership unit               (5.66)

                  FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996

                       McNEIL PACIFIC INVESTORS FUND 1972
                                  SCHEDULE III
               REAL ESTATE INVESTMENT AND ACCUMULATED DEPRECIATION
                                December 31, 1996




                                                                                  Cumulative           Costs
                                                       Initial Cost                Write-down       Capitalized
                          Related                             Buildings and     and Permanent       Subsequent
Description               Encumbrances         Land           Improvements        Impairment       To Acquisition
-----------               ------------         ----           -------------     -------------      --------------
Asset Held for Sale (b):

Palm Bay Apartments
   Orlando, FL            $ 2,023,577
                           ==========


(b) The asset held for sale is stated at lower of depreciated cost or fair value less costs to sell. Historical cost net of accumulated depreciation and write-downs becomes the new cost basis when the asset is classified as "held for sale." Depreciation ceases at the time the asset is placed on the market for sale.



                     See accompanying notes to Schedule III.

                       McNEIL PACIFIC INVESTORS FUND 1972
                                  SCHEDULE III
              REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION
                                December 31, 1996

                                            Gross Amount at
                                     Which Carried at Close of Period                   Accumulated
                                                 Buildings and                         Depreciation
Description                      Land            Improvements          Total (a)      and Amortization
-----------                      ----            -------------         ---------      ----------------
Asset Held for Sale:

Palm Bay Apartments
   Orlando, FL                                                       $ 6,253,753
                                                                      ==========


(a) For Federal income tax purposes, the properties are depreciated over lives ranging from 7-27.5 years using ACRS or MACRS methods. The aggregate cost of real estate investments for Federal income tax purposes was approximately $8,537,646 and accumulated depreciation was $1,328,120 at December 31, 1996.




                     See accompanying notes to Schedule III.

                       McNEIL PACIFIC INVESTORS FUND 1972
                                  SCHEDULE III
              REAL ESTATE INVESTMENTS AND ACCUMULATED DEPRECIATION
                                December 31, 1996



                                 Date of                    Date                Depreciable
Description                   Construction                Acquired              lives (years)
-----------                   ------------                --------              -------------
Asset Held for Sale:

Palm Bay Apartments
   Orlando, FL                  1974                        06/91





                     See accompanying notes to Schedule III.

                  FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996

                       McNEIL PACIFIC INVESTORS FUND 1972

                              NOTES TO SCHEDULE III

               REAL ESTATE INVESTMENT AND ACCUMULATED DEPRECIATION


A summary of activity for the Partnership's real estate investments and accumulated depreciation for the years ended December 31, 1996, 1995 and 1994 is as follows:

                                                            For the Years Ended December 31,
                                                   ----------------------------------------------------
                                                        1996               1995               1994
                                                   --------------     --------------    ---------------
Real estate investments:

Balance at beginning of year...............        $    7,346,483     $    6,905,577    $     6,257,807

Improvements...............................               137,450            440,906            647,770

Reclassification to asset held
   for sale................................            (7,483,933)                 -                  -
                                                    --------------     -------------     --------------

Balance at end of year.....................        $            -     $    7,346,483    $     6,905,577
                                                    =============      =============     ==============


Accumulated depreciation:

Balance at beginning of year...............        $    1,010,990     $      666,496    $       443,333

Depreciation...............................               294,001            344,494            223,163

Reclassification to asset held
   for sale................................            (1,304,991)                 -                  -
                                                    --------------     -------------     --------------

Balance at end of year.....................        $            -     $    1,010,990    $       666,496
                                                    =============      =============     ==============


Assets Held for Sale:

Balance at beginning of year...............        $            -     $            -    $     3,209,269

Depreciation...............................                     -                  -            (34,662)

Reclassification from real estate
   investments, net........................             6,178,942                  -                  -

Improvements...............................                74,811                  -                  -

Sale of real estate........................                     -                  -         (3,174,607)
                                                    -------------      -------------     --------------

Balance at end of year.....................        $    6,253,753     $            -    $             -
                                                    =============      =============     ==============


                    FINANCIAL STATEMENTS AS OF MARCH 31, 1997
                       MCNEIL PACIFIC INVESTORS FUND 1972
                                 BALANCE SHEETS

                                                              March 31,         December 31,
                                                                1997                1996
                                                             (unaudited*)        (audited)
                                                             ------------       ------------
ASSETS
------
Asset held for sale                                          $  6,312,061       $  6,253,753

Cash and cash equivalents                                         577,085            581,031
Cash segregated for security deposits                              57,512             57,204
Accounts receivable                                                   282              4,147
Prepaid expenses and other assets                                  20,828             23,694
Escrow deposits                                                    61,119             33,232
Deferred borrowing costs, net of accumulated
   amortization of $50,202 and $47,607 at
   March 31, 1997 and December 31, 1996,
   respectively                                                     1,732              4,327
                                                              -----------        -----------

                                                             $  7,030,619       $  6,957,388
                                                              ===========        ===========

LIABILITIES AND PARTNERS' EQUITY
--------------------------------

Mortgage note payable                                        $  1,987,254       $  2,023,577
Accrued interest                                                   14,490             14,755
Accrued property taxes                                             29,762                  -
Other accrued expenses                                              5,530             24,346
Payable to affiliates - General Partner                            22,649             17,108
Security deposits and deferred rental revenue                      62,169             58,081
                                                              -----------        -----------
                                                                2,121,854          2,137,867
                                                              -----------        -----------
Partners' equity:
  Limited  partners - 15,000 limited  partnership
   units  authorized;  13,752.5 limited partnership
   units issued and outstanding                                 4,598,821          4,509,577
   General Partner                                                309,944            309,944
                                                              -----------        -----------
                                                                4,908,765          4,819,521
                                                              -----------        -----------
                                                             $  7,030,619       $  6,957,388
                                                              ===========        ===========


* The financial information included herein has been prepared by management without audit by independent public accountants.

                 See accompanying notes to financial statements.

                   FINANCIAL STATEMENTS AS OF MARCH 31, 1997

                       MCNEIL PACIFIC INVESTORS FUND 1972

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                      Three Months Ended
                                                          March 31,
                                                -----------------------------
                                                    1997             1996
                                                -----------      ------------
Revenue:
   Rental revenue                               $   446,579      $    390,949
   Interest                                           7,517             6,550
                                                 ----------       -----------
     Total revenue                                  454,096           397,499

Expenses:
   Interest                                          46,334            55,071
   Depreciation                                           -            95,676
   Property taxes                                    29,762            28,974
   Personnel expenses                                87,783            72,786
   Utilities                                         18,267            16,879
   Repair and maintenance                            92,529            87,105
   Property management fees - affiliates             26,687            23,867
   Other property operating expenses                 40,642            30,198
   General and administrative                        10,089            10,435
   General and administrative - affiliates           12,759            16,986
                                                  ---------       -----------
     Total expenses                                 364,852           437,977
                                                  ---------       -----------
Net income (loss)                                $   89,244      $    (40,478)
                                                  =========       ===========

Net income (loss) allocated to
 limited partners                                $   89,244      $    (40,478)
Net income (loss) allocated to
 General Partner                                          -                 -

Net income (loss)                                $   89,244      $    (40,478)
                                                  =========       ===========

Net income (loss) per limited
 partnership unit                                $     6.49      $      (2.94)
                                                  =========       ===========


The financial information included herein has been prepared by management without audit by independent public accountants.

                 See accompanying notes to financial statements.

                    FINANCIAL STATEMENTS AS OF MARCH 31, 1997

                       MCNEIL PACIFIC INVESTORS FUND 1972

                         STATEMENTS OF PARTNERS' EQUITY
                                   (Unaudited)

               For the Three Months Ended March 31, 1997 and 1996

                                                                                Total
                                          General             Limited          Partners'
                                          Partner             Partners          Equity
                                        -----------        -------------     -------------
Balance at December 31, 1995            $   309,944        $   4,405,038     $   4,714,982

Net loss                                          -              (40,478)          (40,478)
                                         ----------         ------------      ------------

Balance at March 31, 1996               $   309,944        $   4,364,560     $   4,674,504
                                         ==========         ============      ============


Balance at December 31, 1996            $   309,944        $   4,509,577     $   4,819,521

Net income                                        -               89,244            89,244
                                         ----------         ------------      ------------

Balance at March 31, 1997               $   309,944        $   4,598,821     $   4,908,765
                                         ==========         ============      ============









The financial information included herein has been prepared by management without audit by independent public accountants.

                 See accompanying notes to financial statements.

                    FINANCIAL STATEMENTS AS OF MARCH 31, 1997

                       MCNEIL PACIFIC INVESTORS FUND 1972

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                Increase (Decrease) in Cash and Cash Equivalents


                                                         Three Months Ended
                                                              March 31,
                                                        1997            1996
                                                    ------------   ------------
Cash flows from operating activities:
   Cash received from tenants                       $   452,488    $   405,624
   Cash paid to suppliers                              (263,524)      (242,422)
   Cash paid to affiliates                              (33,905)       (42,094)
   Interest received                                      7,517          6,550
   Interest paid                                        (44,004)       (47,035)
   Property taxes paid and escrowed                     (27,887)       (24,385)
                                                     ----------     ----------

Net cash provided by operating activities                90,685         56,238
                                                     ----------     ----------

Cash flows from investing activities:
   Additions to real estate investments                 (58,308)       (23,559)
                                                     ----------     ----------

Cash flows from financing activities:
   Principal payments on mortgage notes
     payable                                            (36,323)       (33,290)
                                                     ----------     ----------

Net decrease in cash and
   cash equivalents                                      (3,946)          (611)

Cash and cash equivalents at beginning
   of period                                             581,031       523,389
                                                     -----------    ----------

Cash and cash equivalents at end of period          $    577,085   $   522,778
                                                     ===========    ==========








The financial information included herein has been prepared by management without audit by independent public accountants.

                 See accompanying notes to financial statements.

                    FINANCIAL STATEMENTS AS OF MARCH 31, 1997

                       MCNEIL PACIFIC INVESTORS FUND 1972

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

           Reconciliation of Net Income (Loss) to Net Cash Provided by
                              Operating Activities


                                                      Three Months Ended
                                                            March 31,
                                                    -------------------------
                                                       1997          1996
                                                    ----------    -----------

Net income (loss)                                   $   89,244    $  (40,478)
                                                     ---------     ---------

Adjustments to reconcile net income (loss)
   to net cash  provided by operating
   activities:
   Depreciation                                              -        95,676
   Amortization of deferred borrowing costs              2,595         2,596
   Changes in assets and liabilities:
     Cash segregated for security deposits                (308)       (6,232)
     Accounts receivable                                 3,865         3,284
     Prepaid expenses and other assets                   2,866           672
     Escrow deposits                                   (27,887)      (24,385)
     Accounts payable                                        -        (6,216)
     Accrued interest                                     (265)        5,440
     Accrued property taxes                             29,762        28,974
     Other accrued expenses                            (18,816)      (20,439)
     Payable to affiliates - General Partner             5,541        (1,241)
     Security deposits and deferred rental
       revenue                                           4,088        18,587
                                                     ---------      --------
       Total adjustments                                 1,441        96,716
                                                     ---------      --------

Net cash provided by operating activities           $   90,685     $  56,238
                                                     =========      ========






The financial information included herein has been prepared by management without audit by independent public accountants.

                 See accompanying notes to financial statements.

                    FINANCIAL STATEMENTS AS OF MARCH 31, 1997

                       MCNEIL PACIFIC INVESTORS FUND 1972

                          Notes To Financial Statements
                                   (Unaudited)

                                 March 31, 1997


NOTE 1.
-------

McNeil Pacific Investors Fund 1972 (the "Partnership") is a limited partnership organized under the laws of the State of California to invest in real property. The general partner of the Partnership is McNeil Partners, L.P. (the "General Partner"), a Delaware limited partnership, an affiliate of Robert A. McNeil. The principal place of business for the Partnership and the General Partner is 13760 Noel Road, Suite 600, LB70, Dallas, Texas 75240.

In the opinion of management, the financial statements reflect all adjustments necessary for a fair presentation of the Partnership's financial position and results of operations. All adjustments were of a normal recurring nature. However, the results of operations for the three months ended March 31, 1997, are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2.
-------

The financial statements should be read in conjunction with the financial statements contained in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1996, and the notes thereto, as filed with the Securities and Exchange Commission, which is available upon request by writing to McNeil Pacific Investors Fund 1972, c/o The Herman Group, 2121 San Jacinto St., 26th Floor, Dallas, Texas 75201.

NOTE 3.
-------

The Partnership pays property management fees equal to 6% of the gross rental receipts of the Partnership's property to McNeil Real Estate Management, Inc. ("McREMI"), an affiliate of the General Partner, for providing property management and leasing services for the Partnership's property.

The Partnership reimburses McREMI for its costs, including overhead, of administering the Partnership's affairs.

The General Partner is entitled to receive a partnership management fee equal to 9.5% of distributions of cash from operations when distributable cash from operations is distributed to the limited partners. No partnership management fees were incurred or paid during the three month periods ended March 31, 1997 and 1996.

The General Partner is entitled to receive a sales commission as compensation for selling Partnership property equal to the lesser of 4% of the sales price of the property sold or the customary fee charged by independent real estate brokers in the area where the property is located.

The General Partner is also entitled to a distribution of cash from sales and refinancings and cash from working capital reserves equal to 9.5% of such distributions. No such distributions were paid to the partners during 1997 or 1996.

Compensation and reimbursements accrued for the benefit of the General Partner and its affiliates are as follows:

                                                     Three Months Ended
                                                           March 31,
                                                   ------------------------
                                                      1997          1996
                                                   ---------     ----------

Property management fees - affiliates              $  26,687     $   23,867
Charged to general and administrative -
   affiliates:
   Partnership administration                         12,759         16,986
                                                    --------      ---------

                                                   $  39,446     $   40,853
                                                    ========      =========
NOTE 4.
-------

On October 1, 1996, the General Partner placed the Partnership's only remaining property, Palm Bay Apartments, on the market for sale. Consequently, Palm Bay Apartments is classified as an Asset Held for Sale on the accompanying financial statements.

In 1996, the Partnership adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, "Accounting for the
Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement requires the cessation of depreciation on assets held for sale. Accordingly, no depreciation charges have been incurred since October 1, 1996.

                                 REVOCABLE PROXY


            THIS PROXY IS SOLICITED ON BEHALF OF THE GENERAL PARTNER

         The undersigned hereby appoints Ron K. Taylor and Larry Foster, or either one of them, with full power of substitution, as attorneys, agents and proxies (the "Proxies") to vote on behalf of the undersigned at the Meeting of Limited Partners of McNeil Pacific Investors Fund 1972 to be held on August 12, 1997 at 1:00 p.m., Central Time, or any adjournment thereof:

         I. PROPOSAL TO APPROVE an amendment to the Restated Certificate and Agreement of Limited Partnership of McNeil Pacific Investors Fund 1972 to authorize the General Partner to sell the Palm Bay Apartments located in Orlando, Florida (the "Property"), which Property constitutes substantially all of the assets of the partnership, to Ceebraid-Signal Acquisition Corporation on the terms set forth in Proxy Statement dated July 14, 1997.

          [ ] FOR           [ ]  AGAINST               [ ] ABSTAIN

         II. PROPOSAL TO APPROVE, if the sale of the Property is consummated, the dissolution of the Partnership and to authorize the General Partner to liquidate and terminate the Partnership.

         [ ] FOR           [ ]  AGAINST               [ ] ABSTAIN

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         The approval of each of Proposal I and Proposal II is contingent on the approval on both Proposal I and Proposal II. Unless Proposal I and Proposal II are approved by the Limited Partners at the meeting, neither will be effected by the General Partner.
This form of proxy is first being mailed to Limited Partners on or about July 14, 1997

         THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

         THE GENERAL PARTNER RECOMMENDS A VOTE "FOR" THE PROPOSALS. This proxy when properly executed will be voted in the manner directed herein by the undersigned limited partner. If no direction is made on this card, this proxy will be voted FOR the proposals.

                                             Dated ______________ __, 1997


                                        ----------------------------------------
                                                   Signature

                                        ----------------------------------------
                                                Signature (if held jointly)


                                        ----------------------------------------
                                                       Title
                                              Please   sign   exactly   as  name
                                              appears  hereon.  When  Units  are
                                              held by joint tenants, both should
                                              sign. When signing as an attorney,
                                              as    executor,     administrator,
                                              trustee or  guardian,  please give
                                              full   title   of   such.   If   a
                                              corporation,  please  sign name by
                                              President   or  other   authorized
                                              officer. If a corporation,  please
                                              sign  name by  President  or other
                                              authorized     officer.    If    a
                                              partnership,    please   sign   in
                                              partnership   name  by  authorized
                                              person.



         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE TO:

McNeil Partners, L.P., c/o The Herman Group, Inc., 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201-6705.

If you have any questions, please call the McNeil Real Estate Management, Inc., Investor Operations at (800) 658-2007.